UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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GARTNER, INC.

(Name of Registrant as Specified in Its Charter)

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April 18, 2011

Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., I invite you to attend our 2011 Annual Meeting of Stockholders to be held on Thursday, June 2, 2011, at 10 a.m. local time, at our corporate headquarters at 56 Top Gallant Road, Stamford, Connecticut.

Details of the business to be conducted at the meeting are given in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow this letter.

We have mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2010 Annual Report to Stockholders and our Proxy Statement online, how to request a paper copy of these materials and how to vote on the five management Proposals put before you this year. In addition, by following the additional instructions in the Proxy Statement, stockholders may request proxy materials electronically by email or in printed form by mail on an ongoing basis.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares, regardless of the number of shares you hold, by utilizing the voting options available to you as described in the Proxy Statement.

If you have any questions about the meeting, please contact our Investor Relations Department at (203) 316-6537.

We look forward to seeing you at the meeting.

Sincerely,

Eugene A. Hall
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 2, 2011

Time:	10:00 a.m. local time

Location:	56 Top Gallant Road
Stamford, Connecticut 06902

Matters To Be Voted On:	(1) Election of ten members of our Board of Directors;
(2) Advisory vote on executive compensation;
(3) Advisory vote on the frequency of future stockholder advisory votes on executive compensation;
(4) Approval of the 2011 Employee Stock Purchase Plan; and
(5) Ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2011.

Record Date:	April 7, 2011 – You are eligible to vote if you were a stockholder of record on this date.

Voting Methods:	By Internet – go to “www.proxyvote.com” and follow instructions
By Telephone – call 1-800-690-6903, 24 hours a day, and follow instructions

By Mail – if you received your proxy materials by mail, complete and sign your proxy card and return in enclosed envelope or mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, N.Y. 11717

In Person – attend the Annual Meeting and vote in person

Importance Of Vote:	Submit a proxy as soon as possible to ensure that your shares are represented. If your shares are held in “street name,” we urge you to instruct your broker how to vote your shares.

Voting promptly will insure that we have a quorum at the meeting and will save us additional proxy solicitation expenses.

By Order of the Board of Directors,

Lewis G. Schwartz
Corporate Secretary

Stamford, Connecticut
April 18, 2011

i

56 Top Gallant Road
Stamford, Connecticut 06902

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on June 2, 2011

GENERAL INFORMATION

THE ANNUAL MEETING AND PROPOSALS
 The 2011 Annual Meeting of Stockholders of Gartner, Inc. will be held on Thursday, June 2, 2011, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described in greater detail below. This Proxy Statement and form of proxy, together with our 2010 Annual Report to Stockholders, are being furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and any adjournment of the meeting, and are first being made available to our stockholders on or around April 18, 2011. We will refer to your company in this Proxy Statement as “we”, “us”, the “Company” or “Gartner.”

The five proposals to be considered and acted upon at the Annual Meeting, which are described in more detail in this Proxy Statement, are:

•	The election of ten nominees to our Board of Directors;
•	A stockholder advisory vote on executive compensation;
•	A stockholder advisory vote on the frequency of future stockholder advisory votes on executive compensation;
•	Approval of the 2011 Employee Stock Purchase Plan; and
•	Ratification of the selection of KPMG LLP as our independent auditors for the 2011 fiscal year.

INFORMATION CONCERNING PROXY MATERIALS AND THE VOTING OF PROXIES

Why Did You Receive a Notice Regarding Availability of Proxy Materials?
Securities and Exchange Commission (SEC) rules allow companies to furnish proxy materials to their stockholders via the Internet. This “e-proxy” process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs and reducing the environmental impact of our annual meeting. Accordingly, on April 18, 2011, we mailed to our stockholders a notice regarding the availability of proxy materials (the “Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access our proxy materials for the 2011 Annual Meeting on a website, how to request a printed set of proxy materials and how to vote your shares. We expect to shortly mail paper copies of our proxy materials to certain stockholders who have already elected to receive printed materials.

How Can You Get Electronic Access to Proxy Materials?
The Notice provides instructions regarding how to view our proxy materials for the 2011 Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and vote, you will need to visit: www.proxyvote.com and have available your 12-digit Control number(s) located on your Notice.

How Can You Request Paper or Email Copies of Proxy Materials?
If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. If you want to receive paper or email copies of the proxy materials, you must request them. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before May 19, 2011. To request paper or e-mail copies, stockholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. Please note that if you request materials by email, send a blank email with your 12-digit Control number(s) (located on your Notice) in the subject line.

How Can You Sign Up to Receive Future Proxy Materials Electronically?
You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions below under “How Can You Vote” to vote using the Internet and vote your shares. After submitting your vote, follow the prompts to sign up for electronic delivery.

Who Can Vote at the Annual Meeting?
Only stockholders of record at the close of business on April 7, 2011 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 97,260,173 shares of our common stock, par value $.0005 per share (“Common Stock”) outstanding and eligible to be voted. Treasury shares are not voted.

How Can You Vote?
You may vote using one of the following methods:

•

Internet. You may vote on the Internet up until 11:59 PM Eastern Time on June 1, 2011 by going to the website for Internet voting on the Notice or your proxy card (www.proxyvote.com) and following the instructions on your screen. Have your Notice or proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.

•

Telephone. You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day and up until 11:59 PM Eastern Time on June 1, 2011, and following prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.

•

Mail. If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, N.Y. 11717.

•	In Person. You may vote your shares in person by attending the Annual Meeting and submitting your proxy at the meeting.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted for each proposal as our Board recommends.

How to Revoke Your Proxy or Change Your Vote
A later vote by any means will cancel an earlier vote. You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by:

•	giving written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or

•	submitting another timely proxy by the Internet, telephone or mail; or

•

attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, to vote at the Annual Meeting you must obtain a proxy executed in your favor from the holder of record and bring it to the Annual Meeting in order to vote. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

How Many Votes You Have
Each stockholder has one vote for each share of our Common Stock that he or she owned on the Record Date for all matters being voted on.

If Your Shares Are Held in “Street Name,” How Will Your Broker Vote?
Holders of shares held in brokerage or “street name” accounts should be aware of changes in voting rules that will affect whether their shares will be voted on the Proposals submitted at the meeting. Under applicable New York Stock Exchange (NYSE) rules relating to the discretionary voting of proxies by brokers, brokers are not permitted to vote shares with respect to the election of directors, executive compensation, frequency voting on executive compensation and employee stock purchase plans, without instructions from the beneficial owner. However, brokers will still be able to vote shares held in brokerage accounts with respect to the ratification of the selection of an independent registered public accounting firm, even if they do not receive instructions from the beneficial owner. Therefore, holders of shares held in brokerage or street name accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with Proposals One, Two, Three and Four. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

Quorum
A quorum is constituted by the presence, in person or by proxy, of holders of our Common Stock representing a majority of the number of shares of Common Stock entitled to vote. Abstentions and broker non-votes (described above) will be considered present to determine the presence of a quorum.

Votes Required
Proposal One: In the election of directors, the ten persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected.

Proposals Two, Four and Five: The affirmative “FOR” vote of a majority of the votes cast is required to approve Proposal Two — the advisory (non-binding) vote on executive compensation; Proposal Four — the approval of the 2011 Employee Stock Purchase Plan; and Proposal Five — the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Proposal Three: With respect to Proposal Three — the advisory (non-binding) vote on the frequency of future stockholder advisory votes on executive compensation, the alternative receiving the greatest number of votes, or a plurality of the votes — every year, every two years or every three years — will be the frequency that stockholders approve.

If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote on those matters for you. If for any reason any of the nominees is not available as a candidate for director at the Annual Meeting, the persons named as proxies will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors. As of the date of this Proxy Statement, we were unaware of any other matter to be raised at the Annual Meeting.

What Are the Recommendations of the Board?
The Board of Directors recommends that you vote FOR the election of the ten nominees to our Board of Directors, FOR the approval of executive compensation, FOR the recommendation to hold an advisory vote on executive compensation every third year, FOR approval of the 2011 Employee Stock Purchase Plan and FOR the ratification of the selection of KPMG LLP as our independent auditor for fiscal 2011.

Who Is Distributing Proxy Materials and Bearing the Cost of the Solicitation?
This solicitation of proxies is being made by the Board of Directors and we will bear the entire cost of this solicitation, including costs associated with mailing the Notice and related Internet access to proxy materials, the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation material that we may provide to stockholders. Gartner will request brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others to solicit proxies from these persons and will pay the costs associated with such activities. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic mail and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services. We have also retained Georgeson Inc. to assist with the solicitation of proxies at an anticipated cost of $8,500 which will be paid by the Company.

Where can I find the voting results of the Annual Meeting?
We will also disclose voting results on a Form 8-K filed with the SEC within four business days after the 2011 Annual Meeting, which will also be available on our investor relations website — www.investor.gartner.com.

Where can I find information concerning the Company’s decision with respect to the frequency of future stockholder advisory votes on executive compensation?
We will disclose the Company’s decision with respect to the frequency of future stockholder advisory votes on executive compensation on an amendment to the Form 8-K that reports the voting results of the Annual Meeting, which will be filed within 150 days after the 2011 Annual Meeting.

Who Can Answer Your Questions?
If you have questions about this Proxy Statement or the Annual Meeting, please call our Investor Relations Department at (203) 316-6537.

PROPOSAL ONE:

ELECTION OF DIRECTORS

GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS AND NOMINEES
 Our Board, acting through the Governance/Nominating Committee, is responsible for assembling for stockholder consideration each year a group of nominees that, taken together, has the experience, qualifications, attributes and skills appropriate and necessary to carry out the duties and responsibilities of, and to function effectively as, the board of directors of Gartner. The Governance Committee regularly reviews the composition of the board in light of the needs of the Company, its assessment of board and committee performance, and the input of stockholders and other key stakeholders. The Governance Committee looks for certain common characteristics in all nominees, including integrity, strong professional experience and reputation, a record of achievement, constructive and collegial personal attributes and the ability and commitment to devote sufficient time and effort to board service. In addition, the Governance Committee seeks to include on the board a complementary mix of individuals with diverse backgrounds and skills that will enable the board as a whole to effectively manage the array of issues it will confront in furtherance of its duties. These individual qualities can include matters such as experience in the technology industry; experience managing and operating large public companies; financial, accounting, executive compensation and capital markets expertise; and leadership skills and experience.

Our Board currently has ten directors who serve for annual terms. All of the nominees listed below are incumbent directors who have been nominated by the Governance Committee and Board for re-election, and have agreed to serve another term. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies will be voted for a nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2012 Annual Meeting or until a successor has been elected.

Michael J. Bingle	William O. Grabe
Richard J. Bressler	Eugene A. Hall
Karen E. Dykstra	Stephen G. Pagliuca
Russell P. Fradin	James C. Smith
Anne Sutherland Fuchs	Jeffrey W. Ubben

Our CEO, Eugene A. Hall, has an employment agreement with the Company that obligates the Company to include him on the slate of nominees to be elected to our Board during the term of the agreement. See “Executive Compensation — Employment Agreements with Executive Officers.” There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected. None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption.

INFORMATION ABOUT DIRECTOR NOMINEES
The name, age, principal occupation for the last five years, public company board experience, selected additional biographical information and period of service as a director of the Company of each of the nominees for election as a director are set forth below. Additionally, set forth below is a summary of each director’s experience, qualifications and background which, among other factors, support their respective qualifications to continue to serve on our Board.

Michael J. Bingle, 39, has been a director since October 2004. Mr. Bingle is a Managing Director of Silver Lake, a private equity firm that he joined in January 2000. Prior thereto, he was a Principal with Apollo Management, L.P., a private investment partnership, and an investment banker at Goldman, Sachs & Co., an investment banking firm. He is a director of several private companies, and a former director of TD Ameritrade Holding Corporation and several private companies. Mr. Bingle’s investing, investment banking and capital markets expertise, coupled with his extensive working knowledge of Gartner (a former Silver

Lake portfolio company), its financial model and core financial strategies, provide valuable perspective and guidance to our Board and Governance Committee, and qualify him to continue to serve as director.

Richard J. Bressler, 53, has been a director since February 2006. Mr. Bressler joined Thomas H. Lee Partners, L.P., a private equity firm, as a Managing Director in 2006. From May 2001 through 2005, Mr. Bressler was Senior Executive Vice President and Chief Financial Officer of Viacom Inc. Prior to joining Viacom, Mr. Bressler was Executive Vice President of AOL Time Warner Inc. and Chief Executive Officer of AOL Time Warner Investments. Prior to that, Mr. Bressler served in various capacities with Time Warner Inc., including as Chairman and Chief Executive of Time Warner Digital Media and as Executive Vice President and Chief Financial Officer of Time Warner Inc. Before joining Time Warner Inc., Mr. Bressler was a Partner with Ernst & Young. Mr. Bressler is a director of Warner Music Group Corp., The Nielson Company B.V. and CC Media Holdings, Inc., and a former director of America Media Operations, Inc. He is also a Board Observer of Univision Communications, Inc. Mr. Bressler qualifies as an audit committee financial expert, and his extensive financial and operational roles at large U.S. public companies bring a wealth of management, financial, accounting and professional expertise to our Board and Audit Committee, and qualify him to continue to serve as director.

Karen E. Dykstra, 52, has been a director since July 2007. From January 2007 until December 2010, Ms. Dykstra had been a Partner of Plainfield Asset Management LLC (“Plainfield”), and she served as Chief Operating Officer and Chief Financial Officer of Plainfield Direct LLC, Plainfield’s business development company, from May 2006 to 2010. Prior thereto, she spent over 25 years with Automatic Data Processing, Inc., serving most recently as Chief Financial Officer from January 2003 to May 2006, and prior thereto as Vice President — Finance, Corporate Controller and in other capacities. Ms. Dykstra is also a director of Crane Co. and AOL, Inc. Ms. Dykstra qualifies as an audit committee financial expert, and her extensive management, financial, accounting and oversight experience provide important expertise to our Board and Audit Committee, and qualify her to continue to serve as director.

Russell P. Fradin, 55, has been a director since June 2007. Since October 2010, he has been Chairman and CEO of AON Hewitt, a provider of HR business process outsourcing and related consulting services. From September 2006 to October 2010, he was Chairman, Chief Executive Officer and a director of Hewitt Associates, Inc. From February 2004 until joining Hewitt, he was President, Chief Executive Officer and a director of Bisys Group, Inc., a provider of outsourcing solutions to investment firms, insurance companies and banks. Before joining Bisys, Mr. Fradin held various senior positions at Automatic Data Processing, Inc., most recently as President of its Global Employer Services Group. Additionally, he spent 18 years at McKinsey & Company, serving most recently as Director. Mr. Fradin’s extensive executive management and operations expertise in technology-related companies, as well as his knowledge of executive compensation practices and issues, provide an important perspective to our Board and Compensation Committee, and qualify him to continue to serve as director.

Anne Sutherland Fuchs, 63, has been a director since July 1999. She is currently Group President of the Growth Brands Division of J.C. Penney, which pursues high potential opportunities in the digital retail sector. She also serves as the Chair of the Commission on Women’s Issues for New York City, a position she has held since 2002. Previously, Ms. Fuchs served as a consultant to companies on branding and digital initiatives, and as a senior executive with operational responsibility at LVMH Moët Hennessy Louis Vuitton, Phillips de Pury & Luxembourg and several publishing companies, including Hearst Corporation, Conde Nast, Hachette and CBS. Ms. Fuchs is also a director of Pitney Bowes Inc. Ms. Fuchs’ executive management, content and branding skills plus operations expertise, her knowledge of government operations and government partnerships with the private sector, and her keen interest and knowledge of diversity, governance and executive compensation matters provide important perspective to our Board and its Governance and Compensation Committees, and qualify her to continue to serve as director.

William O. Grabe, 72, has been a director since April 1993. Mr. Grabe is an Advisory Director of General Atlantic LLC, a global private equity firm. Prior to joining General Atlantic in 1992, Mr. Grabe was a Vice President and Corporate Officer of IBM Corporation. Mr. Grabe is presently a director of Compuware Corporation and Lenovo Group Limited, as well as several private companies which are portfolio companies of General Atlantic. He is a former director of LHS AG, Infotech Enterprises Limited, Patni Computer Systems Ltd. and Digital China Holdings Limited. Mr. Grabe’s extensive senior executive experience, his knowledge of business operations and his vast knowledge of the global information technology industry have made him a valued member of the Board and Governance Committee, and qualify him to continue to serve as director.

Eugene A. Hall, 54, has been our Chief Executive Officer and a director since August 2004. Prior to joining Gartner, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and service company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director. As Gartner’s CEO, Mr. Hall is responsible for developing and executing on the Company’s operating plan and business strategies in consultation with the Board of Directors and for driving Gartner’s business and financial performance, and, therefore, is qualified to continue to serve as the principal management representative on the Board.

Stephen G. Pagliuca, 56, has served as a director from July 1990 (except for a six month hiatus beginning in late 2009 when he entered the Massachusetts U.S. Senate race). Mr. Pagliuca is a Managing Director of Bain Capital Partners, LLC and is also a Managing Partner and an owner of the Boston Celtics basketball franchise. Mr. Pagliuca joined Bain & Company in 1982, and founded the Information Partners private equity fund for Bain Capital in 1989. Prior to joining Bain, Mr. Pagliuca worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Mr. Pagliuca is a director of HCA, Inc. (Hospital Corporation of America) and a former director of Warner Chilcott PLC and Quintiles Transnational Corporation. Mr. Pagliuca has served on our Board since Gartner first became a public company (except during his recent run for public office). He has deep subject matter knowledge of Gartner’s history, the development of its business model and the global information technology industry, as well as financial and accounting matters, all of which provide valuable guidance to the Board and qualify him to continue to serve as director.

James C. Smith, 70, has been a director since October 2002 and Chairman of the Board since August 2004. Until its sale in 2004, Mr. Smith was Chairman of the Board of First Health Group Corp., a national health benefits company. He also served as First Health’s Chief Executive Officer from January 1984 through January 2002 and President from January 1984 to January 2001. Mr. Smith is a director of various private companies. Mr. Smith’s long-time expertise and experience as the founder, senior-most executive and chairman of the board of a successful large public company provides a unique perspective and insight into management and operational issues faced by the Board, Audit Committee and our CEO. This experience, coupled with Mr. Smith’s personal leadership qualities, qualify him to continue to serve as director, and as Chairman of the Board.

Jeffrey W. Ubben, 49, has been a director since June 2004. Mr. Ubben is a founder, Chief Executive Officer and Chief Investment Officer of ValueAct Capital, an investment partnership, which owns 7.3% of our Common Stock as of the date of this Proxy Statement. Prior to founding ValueAct Capital in 2000, Mr. Ubben was a Managing Partner at Blum Capital Partners for more than five years. Previously, Mr. Ubben spent eight years at Fidelity Investments where he managed the Fidelity Value Fund. Mr. Ubben is also a director of Sara Lee Corporation and Misys, plc, a former chairman and director of Martha Stewart Living Omnimedia, Inc., and a former director of Acxiom Corporation, Catalina Marketing Corporation, Omnicare Inc., Per-Se Technologies, Inc., Mentor Corporation and several other private companies. Mr. Ubben’s investment banking and capital markets expertise and his management and executive leadership experience, combined with his extensive working knowledge of Gartner, its financial model and core financial strategies (resulting from ValueAct’s long-term substantial investment in Gartner), provide valuable insight to the Board and Compensation Committee as it works with management to maximize shareholder value, and qualify him to continue to serve as a director.

COMPENSATION OF DIRECTORS
Directors who are also employees, or directors who we are contractually obligated to appoint to the Board (none as of the date of this Proxy Statement), receive no fees for their services as directors. All other directors receive the following compensation for their services:

Annual Fee:

$50,000 per director and an additional $60,000 for our non-executive Chairman of the Board, payable in arrears in four equal quarterly installments, on the first business day of each quarter. These amounts are paid in common stock equivalents (CSEs) granted under the Company’s 2003 Long-Term Incentive Plan (“2003 Plan”), except that a director may elect to receive up to 50% of this fee in cash. The CSEs convert into Common Stock on the date the director’s continuous status as a director terminates, unless the director elects accelerated release as provided in the 2003 Plan. The number of CSEs awarded is determined by dividing the aggregate director fees owed for a quarter on the first business day following the close of that quarter by the closing price of the Common Stock on that date.

Annual Committee Chair Fee:	$5,000 for the chair of each of our Compensation and Governance Committees and $10,000 for the chair of our Audit Committee. Amounts are payable in the same manner as the Annual Fee.

Annual Committee Member Fee:

$5,000 for each of our Compensation and Governance Committee members and $10,000 for each Audit Committee member. Committee chairs receive both a committee chair fee and a committee member fee. Amounts are payable in the same manner as the Annual Fee.

Annual Equity Grant:

$70,000 in value of restricted stock units (RSUs), awarded annually on the date of the Annual Meeting. The number of RSUs awarded is determined by dividing $70,000 by the closing price of the Common Stock on the award date. The restrictions lapse one year after grant subject to continued service through that date.

Attendance Fee for Board Meetings:	None; we reimburse directors for their expenses to attend meetings.

DIRECTOR COMPENSATION TABLE
This table sets forth compensation earned or paid in cash, and the grant date fair value of equity awards made, to our non-management directors on account of services rendered as a director in 2010. Mr. Hall receives no compensation for service as director.

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Michael J. Bingle	55,000	70,000	125,000
Richard J. Bressler	70,000	70,000	140,000
Karen E. Dykstra	60,000	70,000	130,000
Russell P. Fradin	55,000	70,000	125,000
Anne Sutherland Fuchs	65,000	70,000	135,000
William O. Grabe	60,000	70,000	130,000
Steven G. Pagliuca	50,000	70,000	120,000
James C. Smith	120,000	70,000	190,000
Jeffrey W. Ubben (3)	125,000	—	125,000

(1)

Includes amounts earned in 2010 and paid in cash and/or common stock equivalents (CSEs) on account of (i) a $50,000 annual director fee; (ii) an additional $60,000 fee for the Chairman of the Board (James C. Smith), (iii) a $5,000 annual fee for each committee membership ($10,000 for audit); and (iv) an additional $5,000 fee for service as a committee chairman ($10,000 for audit).

(2)

Represents the grant date value of an annual equity award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, consisting of 2,783 restricted stock units (RSUs) that vest one year from the award date, which was June 3, 2010, the date of the 2010 Annual Meeting of Stockholders, subject to continued service through that date. The number of RSUs awarded was calculated by dividing $70,000 by the closing price of our Common Stock on the award date ($25.15).

(3)	In 2010, Mr. Ubben received the value of the annual director equity award in cash due to his affiliation with ValueAct Capital.

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote “FOR” management’s ten nominees for election to the Board of Directors.

CORPORATE GOVERNANCE

Gartner is committed to maintaining strong corporate governance practices. Our Board Principles and Practices (the “Board Guidelines”), available at www.investor.gartner.com under the “Corporate Governance” link, are periodically reviewed and revised in light of legal and regulatory developments, as well as emerging best practices, by our Governance Committee and Board, most recently in October 2010.

DIRECTOR INDEPENDENCE
Our Board Guidelines require that our Board be comprised of a majority of directors who meet the criteria for independence from management set forth by the New York Stock Exchange (“NYSE”) in its corporate governance standards.

Our committee charters likewise require that our standing Audit, Compensation and Governance/ Nominating Committees be comprised only of independent directors. Additionally, the Audit Committee members must be independent under Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Compensation Committee members must be independent under Rule 16b-3 promulgated under the Exchange Act and qualify as outside directors under regulations promulgated under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Utilizing all of these criteria, as well as all relevant facts and circumstances, the Board annually assesses the independence from management of all non-management directors and committee members by reviewing the commercial, financial, familial, employment and other relationships between each director and the Company, its auditors and other companies that do business with Gartner.

After analysis and recommendation by the Governance Committee, the Board determined that all of our non-management directors (Michael Bingle, Richard Bressler, Karen Dykstra, Russell Fradin, Anne Sutherland Fuchs, William Grabe, Stephen Pagliuca, James Smith and Jeffrey Ubben) are independent under the NYSE standards; that our Audit Committee members (Ms. Dykstra and Messrs. Bressler and Smith) are also independent under Section 10A-3 of the Exchange Act; and that our Compensation Committee members (Ms. Fuchs and Messrs. Fradin and Ubben) are independent under Exchange Act Rule 16b-3 and qualify as outside directors under Code Section 162(m) regulations.

The Governance Committee and the Board specifically addressed the stock ownership by ValueAct (7.3% of our Common Stock as of the date of this Proxy Statement), and the affiliation of Mr. Ubben with ValueAct. After consideration of all relevant facts and circumstances, the Board concluded that the fact of this ownership in and of itself did not impair Mr. Ubben’s independence from management.

BOARD LEADERSHIP STRUCTURE
The leadership of our Board of Directors rests with our independent Chairman of the Board, Mr. James C. Smith. Gartner believes that the separation of functions between the CEO and Chairman of the Board provides independent leadership of the Board in the exercise of its management oversight responsibilities, increases the accountability of the CEO and creates transparency into the relationship among executive management, the Board of Directors and the stockholders. Additionally, in view of Mr. Smith’s extensive experience as a chief executive officer of a major corporation, he is able to provide an independent point of view to our CEO on important management and operational issues.

RISK OVERSIGHT
Management, through the monthly meeting of the executive operating committee, deals with emerging operational and strategic risks facing the Company. Additionally, management believes that, through its Risk function, as well as through its review and testing of internal controls over financial reporting, it maintains robust financial statement risk assessment and risk management processes. The Risk function (which includes Internal Audit) conducts an annual company-wide risk assessment, from which areas of potential risk are identified and an internal audit plan is developed. Internal Audit examines risk areas and makes suggestions to management to ameliorate any identified risk. Management’s Disclosure Controls Committee likewise reviews the adequacy of the Company’s risk factor disclosures on a quarterly basis.

The Risk function reports directly to the Audit Committee, and provides the committee with a report each quarter. The committee reviews the results of the risk assessment process and the proposed internal audit plan. Subsequent quarterly meetings include an update on ongoing internal audit activities — including results of recent audits and any changes to the audit plan — and insurance updates. Risk also meets with the Audit Committee in executive session on a quarterly basis. At the Audit Committee meetings, areas of potential risk are identified and discussed by management and the committee; the committee often suggests additional areas that may warrant the attention of the Risk function.

As noted above, the Company maintains internal controls and procedures over financial reporting that are updated and tested annually. Any internal control deficiencies and the status of remediation efforts likewise are reported to the Audit Committee on a quarterly basis.

Any areas of significant risk are brought to the attention of the full Board by the Audit Committee. In addition, the Company’s strategic objectives and activities are discussed with the Board and approved annually.

Risk Assessment of Compensation Policies and Practices
Management has conducted a risk assessment of the Company’s compensation policies and practices, including all executive, non-executive and business unit compensation policies and practices, as well as the variable compensation policies applicable to our global sales force. The results of this assessment have been reported to the Compensation Committee. Management has concluded and the Compensation Committee has agreed that no Company compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

BOARD AND COMMITTEE MEETINGS AND ANNUAL MEETING ATTENDANCE
Our Board held four meetings during 2010. During 2010, all of our directors attended 100% of all Board and committee meetings held (during the periods in which such director served as a director and/or committee member.) At each Board and committee meeting, the non-management directors met in executive session. James C. Smith, our non-executive Chairman of the Board, presided over these executive sessions at the Board meetings, and each committee chairperson presided over the executive sessions at their respective committee meetings. Directors are welcome, but not required, to attend the Annual Meeting of Stockholders. In 2010, only Mr. Hall attended the Annual Meeting of Stockholders.

COMMITTEES GENERALLY AND CHARTERS
As noted above, our Board has three standing committees: Audit, Compensation and Governance, and all committee members have been determined by our Board to be independent under applicable standards. Our Board of Directors has approved a written charter for each committee which is reviewed annually and revised as appropriate, most recently in October 2010. A current copy of each charter is available at www.investor.gartner.com under the “Corporate Governance” link. See “Miscellaneous — Available Information” on page 45 below.

The table below provides 2010 committee information for each of the Board Committees:

Name	Audit	Governance	Compensation

Members:
Michael J. Bingle		X
Richard J. Bressler	X (Chair)
Karen E. Dykstra	X
Russell P. Fradin			X
Anne Sutherland Fuchs		X	X (Chair)
William O. Grabe		X (Chair)
Stephen G. Pagliuca
James C. Smith	X
Jeffrey W. Ubben			X

Meetings Held in 2010:	5	4	5

GOVERNANCE COMMITTEE
Our Governance/Nominating Committee (the “Governance Committee”), considers such matters as:

•	the size, composition and organization of our Board;
•	the independence of directors;
•	our corporate governance policies, including our Board Principles and Practices;
•	the criteria for membership as a director and the selection of individuals for election to the Board;
•	committee assignments;
•	the form and amount of director compensation;
•	the performance evaluation of our CEO and management succession planning; and
•	annual Board and committee performance evaluations.

While the Governance Committee has not specified minimum qualifications for candidates it recommends, it will consider the qualifications, skills, expertise, qualities, diversity, age, availability and experience of all candidates that are presented for consideration. The Board utilizes a concept of diversity that extends beyond race, gender and national origin to encompass the viewpoints, professional experience and other individual qualities and attributes of candidates that will enable the Board to select candidates who are best able to carry out the Board’s responsibilities and complement the mix of talent and experience represented on the Board. In connection with its annual evaluation, the Board considers the appropriateness of the qualifications of existing directors given then current needs.

Candidates for Board nomination may be brought to the attention of the Governance Committee by current Board members, management, stockholders or other persons. All potential new candidates are fully evaluated by the Governance Committee, and then considered by the entire Board for nomination.

Stockholders wishing to recommend director candidates for consideration by the Governance Committee may do so by writing to the Chairman of the Governance/Nominating Committee, c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and indicating the recommended candidate’s name, biographical data, professional experience and any other qualifications.

AUDIT COMMITTEE
Gartner has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board has determined that both Ms. Dykstra and Mr. Bressler qualify as audit committee financial experts, as defined by the rules of the SEC, and have the requisite accounting or related financial management expertise required by the NYSE corporate governance listing standards, and that all members are financially literate as required by the NYSE corporate governance listing standards.

Our Audit Committee serves as an independent body to assist in Board oversight of:
•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence; and
•	the Company’s Risk and Internal Audit functions.

Additionally, the Committee:
•	is directly responsible for the appointment, compensation and oversight of our independent auditors;
•	approves the engagement letter describing the scope of the annual audit;
•	approves fees for audit and non-audit services;
•	provides an open avenue of communication among the independent auditors, the Risk and Internal Audit functions, management and the Board;
•

resolves disagreements, if any, between management and the independent auditors regarding financial reporting for the purpose of issuing an audit report in connection with our financial statements; and

•	prepares the Audit Committee Report required by the SEC and included in this Proxy Statement on page 45 below.

The independent auditors report directly to the Audit Committee. By meeting with independent auditors and internal auditors, and operating and financial management personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, any changes thereto and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls. Additionally our Internal Audit function reports directly to the Audit Committee. After each Audit Committee meeting, the Committee meets separately with the independent auditors and separately with the internal auditors, without management present.

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A toll-free phone number that is managed by a third party is available for confidential and anonymous submission of concerns relating to accounting, auditing and other illegal or unethical matters. All submissions are reported to the General Counsel and, in turn, to the Chairman of the Audit Committee. The Audit Committee has the power and funding to retain independent counsel and other advisors as it deems necessary to carry out its duties.

COMPENSATION COMMITTEE
The Compensation Committee has responsibility for administering and approving all elements of compensation for the Chief Executive Officer and other executive officers. It also approves, by direct action or through delegation, all equity awards, grants, and related actions under the provisions of our 2003 Long-Term Incentive Plan (the “2003 Plan”), and administers the 2003 Plan. The Compensation Committee is also responsible for:

•	participating in the evaluation of CEO performance (with the input and oversight of the Governance Committee and the Chairman of the Board);
•	approving the peer group established for executive compensation benchmarking purposes; and
•	providing oversight in connection with company-wide compensation programs.

Finally, the Committee reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement, recommended its inclusion herein (and in our 2010 Annual Report on Form 10-K) and issued the related report to stockholders as required by the SEC (see “Compensation Committee Report” on page 24 below).

Each of Mercer (US) Inc. (“Mercer”) and Exequity LLP (“Exequity”) were retained (Mercer through August 2009 and Exequity thereafter) by the Committee to provide information, analyses, and advice to the Compensation Committee during various stages of 2010 executive compensation planning, and each reported directly to the Compensation Committee chair. In the course of conducting their respective activities, these consultants attended meetings of the Committee held during their engagement and briefed the Compensation Committee on executive compensation trends generally.

All of the decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Committee alone and may reflect factors and considerations other than the information and advice provided by its consultants. Please refer to the “Compensation Discussion and Analysis” beginning on page 17 for a more detailed discussion of the Committee’s activities with respect to executive compensation.

Compensation Committee Interlocks and Insider Participation. During 2010, no member of the Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any relationship with the Company required to be disclosed under “Transactions With Related Persons.” Additionally, during 2010, no executive officer of the Company: (i) served as a member of the compensation committee (or full board in the absence of such a committee) or as a director of another entity, one of whose executive officers served on our Compensation Committee; or (ii) served as a member of the compensation committee (or full board in the absence of such a committee) of another entity, one of whose executive officers served on our Board.

DIRECTOR STOCK OWNERSHIP GUIDELINES
The Board believes directors should have a financial interest in the Company. Accordingly, each director is required to own at least 10,000 shares of our Common Stock. New directors have three years from election or appointment to comply with the policy as follows: 25% within one year of election or appointment; 50% within two years of election or appointment; and 100% within three years of election or appointment. We permit directors to apply deferred and unvested equity awards towards satisfying these requirements. All of our directors are in compliance with these guidelines.

CODE OF ETHICS
Gartner has adopted a CEO & CFO Code of Ethics which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers, and a Code of Conduct, which applies to all Gartner officers, directors and employees. All of these codes are available at www.investor.gartner.com under “Corporate Governance.” At least annually, each director and each member of senior management must affirm his or her compliance with the Code of Conduct. See “Miscellaneous—Available Information” below.

EXECUTIVE OFFICERS

GENERAL INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following individuals were serving as our executive officers on April 1, 2011:

Name	Age	Title

Eugene A. Hall	54	Chief Executive Officer & Director
Kendall B. Davis	42	Senior Vice President, End User Programs
Alwyn Dawkins	45	Senior Vice President, Gartner Events
David Godfrey	40	Senior Vice President, Global Sales
Darko Hrelic	54	Senior Vice President & Chief Information Officer
Robin B. Kranich	40	Senior Vice President, Human Resources
Dale Kutnick	61	Senior Vice President, Executive Programs
Christopher J. Lafond	45	Executive Vice President & Chief Financial Officer
Lewis G. Schwartz	60	Senior Vice President, General Counsel & Corporate Secretary
Peter Sondergaard	46	Senior Vice President, Research
Per Anders Waern	49	Senior Vice President, Gartner Consulting
Michael Yoo	42	Senior Vice President, High Tech & Telecom Programs

Eugene A. Hall has been our Chief Executive Officer and a director since 2004. Prior to joining Gartner, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.

Kendall B. Davis has been our Senior Vice President, End User Programs since May 2008. Prior thereto, he served as Senior Vice President, High Tech & Telecom Programs, and as Senior Vice President, Strategy, Marketing and Business Development. Prior to joining Gartner in 2005, Mr. Davis spent ten years at McKinsey & Company, where he was a partner assisting clients in the IT industry.

Alwyn Dawkins has been our Senior Vice President, Gartner Events, since May 2008. Previously at Gartner, he served as group vice president, Asia/Pacific Sales, based in Sydney, Australia, and prior thereto, as Group Vice President, Gartner Events, where he held global responsibility for exhibit and sponsorship sales across the portfolio of Gartner events. Prior to joining Gartner in 2002, Mr. Dawkins spent ten years at Richmond Events, culminating in his role as Executive Vice President responsible for its North American business.

David Godfrey has been our Senior Vice President, Global Sales, since April 2010. Most recently, Mr. Godfrey was the leader of Gartner’s North American field sales, and prior to this role, he led Gartner’s Europe, Middle East and Africa (EMEA) and the Americas inside sales organizations. Before joining Gartner in 1999 as a sales executive, David spent seven years in business development at Exxon Mobil.

Darko Hrelic has been our Senior Vice President & Chief Information Officer since January 2007. Prior to joining Gartner, he spent five years at Automatic Data Processing, Inc., most recently as Vice President and Chief Technology Officer in ADP’s Employers Services Division. Prior to joining ADP, Mr. Hrelic spent over 21 years at IBM, principally at the TJ Watson Research Center.

Robin B. Kranich has been our Senior Vice President, Human Resources, since May 2008. Prior thereto, she served as Senior Vice President, End User Programs and as Senior Vice President, Research Operations and Business Development. During her more than 17 years at Gartner, Ms. Kranich has held various additional roles, including Senior Vice President and General Manager of Gartner EXP, Vice President and Chief of Staff to Gartner’s president and various sales and sales management roles. Prior to joining Gartner in 1994, Ms. Kranich was part of the Technology Advancement Group at Marriott International.

Dale Kutnick has been our Senior Vice President, Executive Programs since February 2007. Prior to that, he served as Senior Vice President and Director of Research. Prior to joining Gartner in 2005, Mr. Kutnick was the co-founder, Chairman of the Board and Research Director of Meta Group, Inc., where he spent 14 years. Prior to co-founding Meta, Mr. Kutnick was Executive Vice President, Research at Gartner, and Executive Vice President of Gartner Securities.

Christopher J. Lafond has been our Executive Vice President & Chief Financial Officer since 2003. Prior thereto, he served as Chief Financial Officer for Gartner’s North America and Latin America operations, Group Vice President and North American Controller, Director of Finance, Vice President of Finance and Assistant Controller. Prior to joining Gartner in 1995, Mr. Lafond was Senior Financial Planner at International Business Machines Corporation and an analyst in fixed-income asset management at J.P. Morgan Investment Management.

Lewis G. Schwartz has been our Senior Vice President, General Counsel & Corporate Secretary since 2001. Prior to joining Gartner, Mr. Schwartz was a partner with the law firm of Shipman & Goodwin LLP, serving on the firm’s management committee. Before joining Shipman & Goodwin, Mr. Schwartz was a partner with Schatz & Schatz, Ribicoff & Kotkin, an associate at Skadden, Arps, Slate, Meagher & Flom in New York City, and an assistant district attorney in New York County (Manhattan).

Peter Sondergaard has been our Senior Vice President, Research since 2004. During his 22 years at Gartner, Mr. Sondergaard has held various roles, including Head of Research for the Technology & Services Sector, Hardware & Systems Sector, Vice President and General Manager for Gartner Research

EMEA. Prior to joining Gartner, Mr. Sondergaard was research director at International Data Corporation in Europe.

Per Anders Waern has been our Senior Vice President, Gartner Consulting since January 2008. Since joining Gartner in 1998, Mr. Waern has held senior consulting roles principally in EMEA, and served most recently as head of Gartner’s global core consulting team. Prior to joining Gartner, Mr. Waern led corporate IT strategy at Vattenfall in Sweden.

Michael Yoo has been our Senior Vice President, High Tech & Telecom Programs since May 2008. Prior to assuming this role, he played a lead role at Gartner in developing and launching new role-based products for both technology providers and CIOs as the head of product development for the High-Tech & Telecom Programs team. Prior to joining Gartner in 2006, he spent four years as a management consultant at McKinsey & Company, serving clients in the high-tech industry. He spent the first ten years of his career as a research physicist, leading nanotechnology research and development efforts at IBM Research, Philips Research and Bell Laboratories.

EXECUTIVE COMPENSATION

This section of the Proxy Statement includes the following:

•

The Executive Summary, which highlights our 2010 corporate performance, our pay-for-performance approach and our compensation practices, all of which we believe are relevant to stockholders as they consider their votes on Proposal Two (advisory vote on executive compensation, or “Say-on-Pay”) and Proposal Three (advisory vote on the frequency of future stockholder advisory votes on executive compensation, or “Say When on Pay”).

•

The Compensation Discussion and Analysis, or “CD&A”, which describes and explains compensation awarded to, earned by, or paid to: our CEO, Eugene A. Hall; our CFO, Christopher J. Lafond; and our next three most highly compensated executive officers — Lewis G. Schwartz, our SVP, General Counsel & Corporate Secretary; Per Anders Waern, our SVP, Gartner Consulting; and Dale Kutnick, our SVP, Executive Programs — in 2010. Collectively, we refer to these five individuals in this Proxy Statement as our “Named Executive Officers” or “NEOs.”

•	The Compensation Tables and narrative disclosures which report and describe the compensation and benefit amounts paid to our NEOs in 2010.

EXECUTIVE SUMMARY
Record Corporate Performance in 2010
2010 was a year of record achievements for Gartner. We achieved year-over-year Contract Value, EBITDA and Revenue growth of 20%, 21% and 13%, respectively, excluding the impact of foreign exchange. Contract Value (CV), an internal measurement of the annualized value of all subscription research contracts in effect at a specific point in time, reached a record level of $978 million, as did EBITDA which rose to $230 million and Revenues which rose to $1.29 billion. Five year CAGR for CV was 11% and five-year CAGR for EBITDA was 18%. Additionally, our Common Stock rose 84% in 2010, as compared to the S&P 500 and NASDAQ, which rose 13% and 17%, respectively. Total stockholder return was 84%, 89% and 157% on a 1, 3 and 5 year basis, significantly out-performing the S&P 500 and NASDAQ indices for the corresponding periods. In 2010, we returned almost $100 million to our stockholders through stock buybacks. The charts below (dollars in millions) demonstrate these results.

[Charts follow on next page]

Pay for Performance
As discussed in greater detail under Compensation Practices below, and in our CD&A, our executive compensation is heavily weighted towards performance-based compensation. This includes all short-term incentive compensation (cash bonuses) and 70% of annual long-term incentive compensation (equity awards that vest over a four year period). This compensation plan design has successfully motivated senior management to drive outstanding corporate performance since it was first implemented in 2006, as illustrated by the charts above. Through aggressive cost cutting and operational efficiency, product innovation and targeted investments, Gartner successfully weathered the 2008 – 2009 severe global economic down turn and returned to double digit EBITDA and CV growth in 2010. Accordingly, in 2010, our executive officers’ cash and equity incentive compensation payments were more than target amounts because we exceeded the performance objectives applicable to those compensation elements. We achieved 111% of our EBITDA objective and 104% of our CV objective, on a foreign exchange neutral basis and after giving effect to the AMR Research, Inc. and Burton Group, Inc. acquisitions completed at the end of 2009.

Compensation Practices
We believe that our compensation practices motivate our executives to achieve our operating plans, encourage retention and ensure that our executive officers execute our corporate strategy without taking undue risks, and are consistent with prevailing “best practices” trends. These practices include the following:

•

We recently amended our CEO’s employment agreement to provide for a “double trigger” for severance benefits payable upon a change in control, and to eliminate the Company’s obligation to provide excise tax gross up payments in connection with change in control benefits. See the discussion of Mr. Hall’s employment agreement beginning on page 28.

•	Other than our CEO, all executive officers are at-will employees of the Company.

•	Almost 90% of our CEO’s target executive compensation (75% in the case of our other executive officers) is variable in the form of bonus and equity awards.

•	In the case of our CEO, 80% of his compensation is in the form of equity awards (not less than 60% in the case of other executive officers).

•

70% of executive equity awards and 100% of executive bonus awards are performance-based and subject to forfeiture in the event the Company fails to achieve performance objectives established by our Compensation Committee.

•	30% of executive equity awards will only have value if our stock price increases from the grant date price.

•	All equity awards vest over 4 years, subject to continued employment, thereby encouraging retention and ensuring that executive rewards align with stockholder value creation over the long-term.

•	The potential annual payout on incentive compensation elements is limited to 2 times the target amounts for the CEO and all other executive officers.

•	We eliminated tax gross-ups on executive perquisites several years ago.

•	We have adopted stock ownership guidelines for our executive officers.

•	We will adopt a formal clawback policy that complies with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) as soon as the SEC implements applicable rules.

•	We have a long standing insider trading policy that requires pre-clearance before any executive officer may engage in any transactions in our Common Stock.

•	We have long standing codes of conduct and ethical behavior that mandate ethical and legal behavior standards for all employees, wherever located.

•	We have a long standing policy on the timing of equity award grants, and do not make grants to executive officers during closed trading windows.

•

Each year we assess the risk inherent in our compensation and benefit programs, both at the executive level and company-wide, and we have concluded that our programs do not create any unreasonable risks for the Company.

•

Our executive compensation programs are subject to a thorough oversight process that entails Compensation Committee review and approval of program design and practices, benchmarking against external practices and securing advice from independent compensation consultants that report to the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS
This discussion explains all principal elements of the Company’s compensation of our NEOs, including (i) the objectives of the Company’s compensation policies; (ii) what the compensation program is designed to reward; (iii) each element of compensation; (iv) why the Company chooses to pay each element; (v) how the Company determines the amount (and, where applicable, the formula) for each element to pay; and (vi) how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

The Objectives of the Company’s Compensation Policies
The objectives of our compensation policies are threefold:

■	to attract, motivate and retain highly talented, creative and entrepreneurial individuals by paying market-based compensation;

■

to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components based on the achievement of corporate performance targets that are aggressive, but attainable, given economic conditions; and

■	to ensure that, as a public company, our compensation structure and levels are reasonable from a stockholder perspective.

What the Compensation Program Is Designed to Reward
Our guiding philosophy is that the more executive compensation is linked to corporate performance, the stronger the inducement is for management to strive to improve Gartner’s performance. In addition, we believe that the design of the total compensation package must be competitive with the marketplace from which we hire our executive talent in order to achieve our objectives and attract and retain individuals who are critical to our long-term success. Our compensation program for executive officers is designed to compensate individuals for achieving and exceeding corporate performance objectives. We believe this type of compensation encourages outstanding team performance (not simply individual performance), which builds stockholder value.

Both short-term and long-term incentive compensation is earned by executives only upon the achievement by the Company of certain measurable performance objectives that are deemed by the Compensation

Committee and management to be critical to the Company’s short-term and long-term success. The amount of compensation ultimately earned will increase or decrease depending upon Company performance and the underlying price of our Common Stock (in the case of long-term incentive compensation).

Each Element of Compensation and Why the Company Chooses to Pay Each Element
Principal Compensation Elements. To achieve the objectives noted above, we have designed executive compensation to consist of three principal elements:

■	base salary,

■	short-term incentives (cash bonuses) and

■	long-term incentives (equity awards under our 2003 Long-Term Incentive Plan).

We pay competitive salaries to attract and retain the executive talent necessary to develop and implement our corporate strategy and business plan. We pay short-term and long-term incentive compensation to motivate our executives to generate outstanding performance, to align compensation paid with proven results that benefit our stockholders, and to make our executives stakeholders in the success of our Company. In addition, we provide perquisites to our executive officers, including life and long-term disability insurance, similar to those provided to other employees.

How the Company Determines Executive Compensation
In General. Despite the lingering weakness in the economy at the end of 2009, the Company set aggressive performance goals in planning 2010 executive compensation requiring substantial growth in the two key performance metrics to order for our executives to earn target compensation, as discussed in greater detail below.

The Compensation Committee established performance objectives for short-term (bonuses) and long-term (equity) incentive awards at levels that it believed would motivate performance and be adequately challenging, given the economic outlook in early 2010. The performance objectives were intended to compel the level of performance necessary to enable the Company to achieve its operating plan for 2010, despite the continuing existence of uncertain economic conditions and a still fragile recovery.

As in prior years, the short and long-term incentive compensation elements provided executives with opportunities to increase their total compensation package based upon the over-achievement of corporate performance objectives; similarly, in the case of under-achievement of corporate performance objectives, the value of these incentive elements would fall below their target value (with the possibility of total forfeiture of the short-term element and 70% of the long-term element), and total compensation would decrease correspondingly. We assigned greater weight to the long-term incentive compensation element, as compared to the salary and short-term elements, in order to promote decision-making that would deliver top corporate performance, align management to stockholder interests and retain executives. Potential or actual gains or losses from previously granted long-term awards did not impact decisions pertaining to the 2010 compensation elements or the 2010 aggregate executive compensation package.

Salary, short-term and long-term incentive compensation levels for executive officers (other than the CEO) are recommended by the CEO and subject to approval by the Compensation Committee. In formulating his recommendation to the Compensation Committee, the CEO undertakes a performance review of these executives and considers input from human resources personnel at the Company, input from the compensation consultant and benchmarking data (discussed below).

Salary, short-term and long-term incentive compensation levels for the CEO’s compensation are established by the Compensation Committee within the parameters of Mr. Hall’s employment agreement with the Company. In making its determination with respect to Mr. Hall’s compensation, the Compensation Committee: evaluates his performance in conjunction with the Governance Committee and after soliciting additional input from the Chairman of the Board and other directors; considers input from the Committee’s compensation consultant; and reviews benchmarking data pertaining to CEO compensation practices at other relevant companies. See “Employment Agreements with Executive Officers — Mr. Hall” below for a detailed discussion of Mr. Hall’s agreement.

Effect of Stockholder Advisory Votes. Proposal Two contained in this Proxy Statement represents the first request by the Board for a stockholder advisory vote on executive compensation as required by Section 14A of the Exchange Act (which was added by the Dodd-Frank Act). In the future, the Company and the Compensation Committee will consider the results of such vote in executive compensation planning activities; however, the vote is advisory in nature only, and will not be binding upon the Company, the Compensation Committee or the Board in determining executive compensation elements.

Benchmarking. For 2010 executive compensation planning purposes which began mid-year in 2009, we undertook a competitive analysis of our executive compensation programs (the “Executive Compensation Review”) for use by management as one factor, among others, in planning our 2010 executive compensation program. The Executive Compensation Review presented comparative data on salary, short-term incentive (bonus) and long-term incentive (equity) compensation paid to individuals occupying comparable positions at a peer group of companies of similar industry and size, and was based upon 2008 executive compensation data contained in 2009 proxy statements for this peer group.

Management identified and reviewed with Mercer the composition of a peer group of companies to use for benchmarking purposes. The peer group consisted of 10 US — based public companies in the high tech industry, that operate with a particular focus on software and IT services, that compete with Gartner for executive talent from both a hiring and retention standpoint and that approximated Gartner in terms of one or more of the following factors: revenues, net income, total assets, market capitalization and/or total employees, and that compete with Gartner for executive talent both from a hiring and a retention standpoint (the “Peer Group”). The Peer Group was approved by the Compensation Committee after Mercer concluded that the 10 companies continued to be appropriate for compensation comparison purposes. For 2010 compensation planning purposes, the Peer Group consisted of the following 10 companies:

Adobe Systems, Inc.	Moody’s Corporation
Autodesk, Inc.	IMS Health Incorporated
BMC Software Inc.	Intuit Inc.
Cadence Design Systems Inc.	Sybase, Inc.
Dun & Bradstreet Corp.	Verisign, Inc.

To obtain information pertaining to the Named Executive Officers, the Company obtained the then most recent publicly available Peer Group proxy data for comparable positions, to the extent available, as well as the 25th percentile, median and 75th percentile data for base salary, total cash compensation (salary and bonus) and total direct compensation at target (salary, bonus and long-term incentive awards) by executive officer position that correlated to the top five executive officers.

According to the Executive Compensation Review, our 2009 executive compensation compared to that of the Peer Group (in percentiles) as follows:

Officer	Base Salary	Total Cash Compensation (Base Salary and Bonus)	Total Direct Compensation at Target (Base Salary, Bonus and Long-Term Incentive)

CEO	< 25th	> 25th and < 50th	> 50th and < 75th
CFO	> 25th and < 50th	> 50th and < 75th	> 50th and < 75th
Top 5	< 25th	> 25th and < 50th	> 50th and < 75th

Executive Compensation Elements Generally. The following bar chart illustrates the relative mix of target compensation elements for our executive officers. Long-term incentive compensation, which vests over a four year period, consists of performance-based restricted stock units (PSUs) and stock appreciation rights (SARs), and represents a majority of the compensation we pay to our executive officers. We allocate more heavily to long-term incentive compensation because we believe that it contributes to a greater degree to the retention of employees and to the delivery of top performance than does cash and short-term compensation.

Target Compensation Mix

Having made no merit increases in 2009 (other than to employees located in countries with high wage inflation or where increases were legally mandated), a 3% merit increase for the executive officers was instituted mid-year in 2010 (after business results confirmed accelerating growth first seen at the end of 2009), retroactive to April 1, 2010. This merit increase was applied to each element of executive compensation (base salary, short-term and long-term executive compensation).

Base Salary. We set base salaries of executive officers when they join the Company or are promoted to an executive role, by evaluating the responsibilities of the position, the experience of the individual and the marketplace in which we compete for the executive talent we need. In addition, where possible, we consider salary information for comparable positions for members of our Peer Group or other available benchmarking data.

In determining whether to award salary merit increases, we consider published projected U.S. salary increase data for the technology industry and generally (sources include Buck Consultants, Towers Watson and WorldatWork survey reports among others), as well as available world-wide salary increase data. Mr. Hall’s salary increase is established each year by the Compensation Committee, in accordance with the terms of Mr. Hall’s employment agreement and after completion of Mr. Hall’s performance evaluation for the preceding year.

Short-Term Incentive Compensation (Cash Bonuses). All bonuses to executive officers are awarded pursuant to Gartner’s Executive Performance Bonus Plan. This plan is designed to motivate executive officers to achieve goals relating to the performance of Gartner, its subsidiaries or business units, or other objectively determinable goals, and to reward them when those objectives are satisfied. We believe that the relationship between proven performance and the amount of short-term incentive compensation paid promotes, among executives, decision-making that increases stockholder value and promotes Gartner’s success. If certain requirements are satisfied, bonuses awarded under this plan to eligible employees will qualify as deductible “performance-based compensation” within the meaning of Code Section 162(m).

In 2010, we designed the annual cash bonus component of incentive compensation to align pay with our short-term (annual) performance results. Bonus targets for all executive officers, including Mr. Hall, were based solely upon achievement of 2010 company-wide financial performance objectives (with no individual performance component). The financial objectives and weightings used for 2010 executive officer bonuses were 2010 Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), which measures overall profitability from business operations (weighted 50%), and Contract Value (CV), which measures the annualized value attributable to all of our subscription-related research products, our largest business segment, that recognize revenue on a ratable basis, measured on a foreign exchange neutral basis at December 31, 2010 (weighted 50%). Management and our Compensation Committee believe that EBITDA and CV are the most significant measurements of profitability and business growth for our Company and that they have been used successfully for a number of years in driving business performance and determining executive compensation.

For 2010, each executive officer was assigned a bonus target that was expressed as a percentage of salary and varied from 40% to 100% of salary depending upon the executive’s level of responsibility With respect to our Named Executive Officers, 2010 bonus targets, as a percentage of base salary, were 100% for Mr. Hall and 60% for each of Messrs. Lafond, Schwartz, Waern and Kutnick.

As noted above, the Company pegged target short-term incentive compensation performance objectives (EBITDA and CV) to the 2010 operating plan. Accordingly, the target performance objective amounts (achievement of which would result in 100% payment of target bonus) were: 2010 EBITDA — $208 million (representing 9% growth and weighted 50%) and Contract Value at December 31, 2010 — $941 million (representing 10% growth, measured on a foreign exchange neutral basis and weighted 50%). In each case, the growth percentages reflected in the 2010 operating plan were determined on an organic basis; i.e., after giving effect to EBITDA and CV acquired in connection with the AMR Research and Burton Group acquisitions. Final bonuses payable, as a percentage of target, could range from 0% (if both EBITDA and CV were less than approximately 73% of target) to a maximum 200% (if EBITDA were at least approximately 110.6% of target and CV was at least approximately 105.3% of target), depending upon the level of achievement of these objectives.

In 2010, the Company exceeded its target performance objectives, and the Compensation Committee determined that earned cash bonuses for executive officers were 186.8% of target bonus amounts based upon the final level of achievement of the applicable performance objectives as follows: EBITDA — $230 million and Contract Value — $978 million. These bonuses were paid in February 2011. See Summary Compensation Table — Non-Equity Incentive Plan Compensation for the amount of cash bonuses earned by our Named Executive Officers in 2010.

Long-Term Incentive Compensation (Equity Awards). Promoting stock ownership is a key element of our compensation program philosophy. Stock-based incentive compensation awards — especially when they are assigned a combination of performance and time-based vesting criteria — induce enhanced performance, promote retention of executive officers and align executives’ personal rewards with long-term stock price appreciation, thereby integrating management and stockholder interests. We have evaluated different types of long-term incentives based on their motivational value, cost to the Company and appropriate share utilization under our stockholder-approved 2003 Long-Term Incentive Plan (“2003 Plan”). At the present time, our annual grants of long-term incentive awards to executives consist of stock-settled stock appreciation rights (“SARs”) and performance-based restricted stock units (“PSUs”), both of which vest 25% per year commencing one year from grant and on each anniversary thereof, subject to continued service on the vesting date. We believe that granting SARs and PSUs effectively focuses our executives on delivering long-term value growth for our stockholders.

SARs permit executives to benefit from an increase in stock price over time. SAR value can be realized only after the SAR vests. Our SARs are stock-settled and may be exercised seven years from grant. When the SAR is exercised, the executive receives shares of our Common Stock equal in value to the aggregate appreciation in the price of our Common Stock from the date of grant to the exercise date for all SARs exercised. Therefore, SARs only have value to the extent the price of our Common Stock exceeds the grant price of the SAR. In this way, SARs motivate our executives to increase stockholder value and thus align their interests with those of our stockholders.

PSUs offer executives the opportunity to receive our Common Stock contingent on the achievement of performance goals and continued service over the vesting period. PSU recipients are eligible to earn a target fixed number of shares if and to the extent stipulated one-year performance goals are achieved. They can earn more shares if the Company over-performs (up to 200% of their target number of shares), but they will earn fewer shares (potentially none) if the Company under-performs. Shares of Common Stock subject to earned PSU awards are issued to the executive on the date they vest. Released shares have value even if our Common Stock price does not increase, which is not the case with SARs. Accordingly, PSUs encourage executives to increase stockholder value while promoting executive retention over the long-term.

Individual executive award values vary with increasing levels of responsibility. Consistent with weightings in prior years, 30% of each executive’s long-term incentive compensation award value was granted in SARs and 70% was granted in PSUs. PSUs deliver value utilizing fewer shares since the executive can earn the full share rather than just the appreciation in value over the grant price (as is the case with SARs). Additionally, the cost efficiency of PSUs enhances the Company’s ability to conservatively utilize the 2003 Plan share pool, which contributed to the decision to convey a larger portion of the 2010 overall long-term incentive compensation value in PSUs than in SARs. For purposes of determining the number of SARs awarded, the allocated SAR award “value” is divided by the Black-Scholes-Merton valuation on the date of grant using assumptions appropriate on that date. For purposes of determining the target number of PSUs awarded, the allocated target PSU award “value” is divided by the closing price of our Common Stock on the date of grant as reported by the New York Stock Exchange.

The Compensation Committee approved CV as the performance measure underlying PSUs awarded in 2010. As noted above, the 2010 target CV amount (resulting in 100% of the target number of PSUs becoming eligible to vest) was pegged to the 2010 operating plan and set at $941 million measured at December 31, 2010, which represented growth of 10% as compared to 2009 (on a foreign exchange neutral basis and after giving effect to CV acquired in connection with the AMR Research and Burton Group acquisitions). The final number of PSUs that could be awarded ranged from 0 (if CV was less than approximately 73% of target) to a maximum 200% of target (if CV was at least approximately 105.3% of target).

As noted above, in 2010 CV was $978 million, exceeding the target amount, which resulted in the payout of 173.7% of the target number of PSUs awarded. The PSUs were adjusted by this factor in February 2011 after certification of the achievement of this performance measure by the Compensation Committee without any modification by the Committee. See Grants of Plan-Based Awards Table — Possible Payouts Under Equity Incentive Plan Awards and accompanying footnotes below for the actual number of SARs and PSUs awarded to our Named Executive Officers in 2010.

No performance objectives for any PSU intended to qualify under Code Section 162(m) (i.e., awards to executive officers) may be modified by the Committee. While the Committee does have discretion to modify other aspects of the awards (subject to the terms of the 2003 Plan), no modifications were made in 2010.

Additional Compensation Elements. In order to further achieve our first objective of providing a competitive compensation package with great retention value, we provide various other benefits to our executive officers that we believe are typically available to, and expected by, persons in senior business roles. Our basic executive perquisites program includes 35 days paid time off (PTO) annually, enhanced severance and change in control benefits (discussed below) and relocation services where necessary due to a promotion. In addition, in 2010 the Company ceased paying to the executive officers a $15,000 fixed sum which in prior years was used by the executive to acquire perquisites of his or her choice; instead, this amount was allocated between each officer’s 2010 base salary and target bonus. For more information concerning perquisites, see Other Compensation Table and accompanying footnotes below.

Mr. Hall’s perquisites, severance and change in control benefits are governed by his employment agreement with the Company, which is discussed in detail below under “Employment Agreements With Executive Officers.”

We also maintain a non-qualified deferred compensation plan for our highly compensated employees, including our executive officers, to assist eligible participants with retirement and tax planning by allowing them to defer compensation in excess of amounts permitted to be deferred under our 401(k) plan. This plan allows eligible participants to defer up to 50% of base salary and/or 100% of bonus to a future period. In addition, as a further inducement to participation in this plan, the Company presently matches contributions by executive officers, subject to certain limits. For more information concerning this plan, see Non-Qualified Deferred Compensation Table and accompanying narrative and footnotes below. Finally, the Company maintains an employee stock purchase plan which is available to employees in the United States and several other countries at the present time.

Executive Stock Ownership and Clawback Policies
The Company has adopted stock ownership guidelines for our executive officers as follows: the CEO is required to hold shares of Common Stock with a value at least equal to six (6) times his base salary, and all other executive officers are required to hold shares of Common Stock with a value at least equal to three (3) times their base salary. The officers have five (5) years from appointment to accumulate this value. For purposes of computing the required holdings, officers may count shares directly held, as well as vested and unvested restricted stock units and PSUs, but not options or SARs. At December 31, 2010, our CEO and all other executive officers were in compliance with these guidelines.

In accordance with the requirements of Section 10D of the Exchange Act (which was added by the Dodd-Frank Act), the SEC has been directed to issue rules applicable to the national securities exchanges (including the NYSE on which our Common Stock is listed for trading) prohibiting the listing of any security of an issuer that does not provide for the recovery of erroneously awarded incentive-based compensation where there has been an accounting restatement; i.e., clawback policies. We are awaiting issuance of the SEC rules (expected in mid-2011) and, at that time, the Board will adopt a formal policy that complies with these rules.

Accounting and Tax Impact
In setting compensation, the Compensation Committee and management consider the potential impact of Code Section 162(m), which precludes a public corporation from deducting on its corporate income tax return individual compensation in excess of $1 million for its chief executive officer or any of its three other highest-paid officers (other than the chief financial officer). Section 162(m) also provides for certain exemptions to this limitation, specifically compensation that is performance-based (within the meaning of Section 162(m)) and issued under a stockholder-approved plan. Our 2010 short-term incentive (bonus) awards were performance-based and were made pursuant to our stockholder approved Executive Performance Bonus Plan and, therefore, are deductible under Section 162(m). The PSU component of the 2010 long-term incentive award was performance-based and issued under the 2003 Plan, which has been approved by stockholders and, therefore, is deductible under Section 162(m). Although the Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m), it maintains the discretion in establishing compensation elements to approve compensation that may not be deductible under Section 162(m), if the Committee believes the compensation element to be necessary or appropriate under the circumstances.

Grant of Equity Awards
The Board of Directors has a formal policy with respect to the grant of equity awards under our 2003 Plan. Equity awards may include stock options, stock appreciation rights (SARs), restricted stock awards (RSAs), restricted stock units (RSUs) and performance-based restricted stock units (PSUs). In 2010, all such awards to Named Executive Officers took the form of PSUs and SARs. Pursuant to the 2003 Plan, the Committee may not delegate its authority with respect to Section 16 persons, nor in any other way which would jeopardize the plan’s qualification under Code Section 162(m) or Exchange Act Rule 16b-3. Accordingly, our policy specifies that all awards to our Section 16 executive officers must be approved by the Compensation Committee on or prior to the award grant date, and that all such awards will be made and priced on the date of Compensation Committee approval, except in the case of new hires, which is discussed below.

Consistent with the Plan, the Compensation Committee annually approves a delegation of authority to the CEO to make equity awards under the Plan to Gartner employees on account of new hires, retention or promotion without the approval of the Compensation Committee. The current delegation of authority specifies a maximum award “value” of $100,000 per individual, and a maximum aggregate award “value” of $1,000,000 for the calendar year. For purposes of this computation, in the case of RSAs and RSUs, “value” is calculated based upon the Fair Market Value (defined in the 2003 Plan as the closing price on the date of grant as reported by the New York Stock Exchange) of a share of our Common Stock, multiplied by the number of RSAs or RSUs awarded. In the case of options and SARs, the “value” of the award will be the Black-Scholes-Merton calculation of the value of the award using assumptions appropriate on the award date. Any awards made under this delegated authority are reported to the Compensation Committee at the next regularly scheduled committee meeting.

As discussed above, the structure and value of annual long-term incentive awards comprising the long-term incentive compensation element of our compensation package to executive officers are established and approved by the Compensation Committee in the first quarter of each year. The specific terms of the awards (number of PSUs and SARs and related performance criteria) are determined, and the awards are approved and made, on the same date and after the release of the Company’s prior year financial results. New hire, retention and promotion awards to executive officers are recommended by the CEO to the Compensation Committee for its approval.

It is the Company’s policy not to make equity awards to executive officers prior to the release of material non-public information. The 2010 long-term incentive awards to executive officers were approved by the Compensation Committee and made on February 11, 2010, after release of our 2009 financial results. The final number of PSUs issuable on account of the 2010 award was determined by the Compensation Committee on February 10, 2011 upon final determination by the Committee of the level of achievement of the related performance criteria and after release of our 2010 financial results. Generally speaking, awards for newly hired executives that are given as an inducement to joining the Company are made on the 15th or 30th day of the month first following the executive’s start date (and after approval by the Compensation Committee), and retention and promotion awards are made on the 15th or 30th day of the month first following the date of Compensation Committee approval; however, we may delay making these awards pending the release of material non-public information.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Gartner, Inc. has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s proxy statement for the 2011 Annual Meeting.

Compensation Committee of the Board of Directors

Anne Sutherland Fuchs
Russell P. Fradin
Jeffrey W. Ubben

April 18, 2011

All compensation data contained in this Proxy Statement is stated in U.S. Dollars.

SUMMARY COMPENSATION TABLE
This table describes compensation earned by our CEO, CFO and next three most highly compensated executive officers (the “Named Executive Officers”) in the years indicated. As you can see from the table and consistent with our compensation philosophy discussed above, long—term incentive compensation in the form of equity awards comprises a significant portion of total compensation.

Name and Principal Position	Year	Base Salary (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (1), (3)	All Other Compensation (4)	Total

Eugene A. Hall, Chief Executive Officer (CEO) (5)	2010	745,982	4,154,405	1,780,457	1,407,140	90,360	8,178,344
	2009	724,065	4,033,400	1,728,600	724,065	102,756	7,312,886
	2008	718,793	4,033,400	1,728,600	766,495	122,218	7,369,506
Christopher J. Lafond, EVP & Chief Financial Officer (CFO)	2010	435,733	1,157,929	496,255	494,520	36,293	2,620,730
	2009	419,268	1,124,200	481,800	251,561	50,072	2,326,901
	2008	416,215	1,124,200	481,800	266,302	60,947	2,349,464
Lewis G. Schwartz, SVP, General Counsel & Corporate Secretary	2010	390,606	578,237	247,821	443,571	40,401	1,700,636
	2009	375,134	561,400	240,600	225,081	51,574	1,453,789
	2008	372,403	561,400	240,600	238,270	62,145	1,474,818
Per Anders Waern, SVP, Gartner Consulting	2010	345,521	578,237	247,821	392,580	67,223	1,631,382
	2009	331,042	561,400	240,600	198,625	192,125	1,523,792
	2008	331,805	561,400	240,600	210,265	646,832	1,990,902
Dale Kutnick, SVP, Executive Programs (6)	2010	345,480	578,237	247,821	392,623	36,402	1,600,563
	2008	328,591	561,400	240,600	210,238	45,726	1,386,555

(1)

All Named Executive Officers elected to defer a portion of their salary and/or bonus under the Company’s Non-Qualified Deferred Compensation Plan. Amounts reported include the deferred portion. See Non-Qualified Deferred Compensation Table below.

(2)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for performance restricted stock units, or PSUs (Stock Awards), and for stock-settled stock appreciation rights, or SARs (Option Awards) granted to the Named Executive Officer in 2010. The value reported for the PSUs is based upon the probable outcome of the performance objective as of the grant date, which is consistent with the grant date estimate of the aggregate compensation cost to be recognized over the service period, excluding the effect of forfeitures, or the target grant date award value. The potential maximum value of the PSUs, assuming attainment of the highest level of the performance conditions, is 200% of the target value. There were no forfeitures applicable to the Named Executive Officers in 2010. See Note 9 — Stock-Based Compensation in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2010 for additional information regarding the calculation of the grant date fair values of these awards.

(3)

Represents performance-based cash bonuses earned at December 31 of the applicable year and paid in the following February. See footnote (1) to Grants of Plan-Based Awards Table below for additional information.

(4)	See Other Compensation Table below for additional information.

(5)	Mr. Hall is a party to an employment agreement with the Company. See “Employment Agreements With Executive Officers — Mr. Hall” below.

(6)	Mr. Kutnick was not a Named Executive Officer in 2009.

OTHER COMPENSATION TABLE
This table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Year	Lump Sum in Lieu of Specific Benefits (1)	Company Match Under Defined Contribution Plans (2)	Company Match Under Non-qualified Deferred Compensation Plans (3)	Other (4)	Total

Eugene A. Hall	2010	—	9,050	52,202	29,108	90,360
	2009	15,000	9,050	53,022	25,684	102,756
	2008	—	8,500	54,643	59,075	122,218
Christopher J. Lafond	2010	—	9,050	20,892	6,351	36,293
	2009	15,000	9,050	20,823	5,199	50,072
	2008	25,619	8,500	21,598	5,230	60,947
Lewis G. Schwartz	2010	—	9,050	18,027	13,324	40,401
	2009	15,000	9,050	17,936	9,588	51,574
	2008	21,882	8,500	18,762	13,001	62,145
Per Anders Waern	2010	—	9,050	15,166	43,007	67,223
	2009	15,000	9,050	6,642	161,433	192,125
	2008	16,411	8,500	—	621,921	646,832
Dale Kutnick	2010	—	9,050	15,163	12,189	36,402
	2008	21,882	8,500	6,944	8,400	45,726

(1)

Prior to 2010, Named Executive Officers received a lump sum payment in lieu of specific benefits, which the executive used to procure benefits of his or her choice. This benefit was suspended in early 2010.

(2)	Represents the Company’s 4% matching and 1% profit sharing contributions to the Named Executive Officer’s 401(k) account (subject to limitations).

(3)

Represents the Company’s matching contribution to the executive’s contributions to our Non-Qualified Deferred Compensation Plan. See Non-Qualified Deferred Compensation Table below for additional information.

(4)

In addition to specified perquisites and benefits, includes other perquisites and personal benefits provided to the executive, none of which individually exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for the executive. Amounts paid to Mr. Waern include an auto allowance in the amount of $21,250 paid in connection with his relocation from Sweden.

GRANTS OF PLAN-BASED AWARDS TABLE
This table provides information about awards made to our Named Executive Officers in 2010 pursuant to non-equity incentive plans (our short-term incentive cash bonus program) and equity incentive plans (performance restricted stock units (PSUs) and stock appreciation rights (SARs) awards comprising long-term incentive compensation under our 2003 Plan).

		Possible Payouts Under Non-			Possible Payouts Under			Exercise	Grant
		Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			or Base	Date Fair
								Price of	Value of
								Option	Stock and
								Awards	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	($/Sh)	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	($)(3)	($)(4)
Eugene A. Hall	2/11/10	—	—	—	0	188,323 PSUs	376,646 PSUs	—	4,154,405
	2/11/10	—	—	—	—	215,174 SARs	—	22.06	1,780,457
	—	0	753,287	1,506,574	—	—	—	—	—
Christopher J. Lafond	2/11/10	—	—	—	0	52,490 PSUs	104,980 PSUs	—	1,157,929
	2/11/10	—	—	—	—	59,974 SARs	—	22.06	496,255
		0	264,732	529,464	—	—	—	—	—
Lewis G. Schwartz	2/11/10	—	—	—	0	26,212 PSUs	52,424 PSUs	—	578,237
	2/11/10	—	—	—	—	29,950 SARs	—	22.06	247,821
	—	0	237,458	474,916	—	—	—	—	—
Per Anders Waern	2/11/10	—	—	—	0	26,212 PSUs	52,424 PSUs	—	578,237
	2/11/10	—	—	—	—	29,950 SARs	—	22.06	247,821
	—	0	210,209	420,418	—	—	—	—	—
Dale Kutnick	2/11/10	—	—	—	0	26,212 PSUs	52,424 PSUs	—	578,237
	2/11/10	—	—	—	—	29,950 SARs	—	22.06	247,821
	—	0	210,183	420,366	—	—	—	—	—

(1)

Represents cash bonuses that could have been earned in 2010 by our Named Executive Officers based solely upon achievement of specified financial performance objectives for 2010 and ranging from 0% (threshold) to 200% (maximum) of target (100%). Bonus targets (expressed as a percentage of base salary) were 100% for Mr. Hall, and 60% for each of Messrs. Lafond, Schwartz, Waern and Kutnick. Actual bonuses earned in 2010 by Named Executive Officers and paid in February 2011 were adjusted to 186.8% of their target bonus, and are reported under Non-Equity Incentive Plan Compensation in the Summary Compensation Table. See “Short-Term Incentive Compensation (Cash Bonuses)” in the Compensation Discussion and Analysis for additional information.

(2)

Represents the number of performance-based Restricted Stock Units (PSUs) and stock-settled Stock Appreciation Rights (SARs) awarded on February 11, 2010 under our 2003 Plan. The target number of PSUs (100%) originally awarded on that date was subject to adjustment ranging from 0% (threshold) to 200% (maximum) based solely upon achievement of a specified financial performance objective, and was adjusted to 173.7% of target upon final determination by the Committee of achievement of this objective on February 10, 2011. The number of PSUs finally awarded to the Named Executive Officers on account of the 2010 grant was as follows: Mr. Hall — 327,117; Mr. Lafond — 91,175; and Messrs. Schwartz, Waern and Kutnick — 45,530. The number of SARs was fixed on the award date. The PSUs and SARs vest 25% per year commencing February 11, 2011, subject to continued employment on the vesting date. See “Long-Term Incentive Compensation (Equity Awards)” in the Compensation Discussion and Analysis for additional information.

(3)	Represents the closing price of our Common Stock on the New York Stock Exchange on the grant date.

(4)	See footnote (2) to the Summary Compensation Table.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS
Only our Chief Executive Officer, Mr. Hall, is a party to long-term employment agreement with the Company.

Mr. Hall — Employment Agreement. In 2007, Gartner entered into a five-year Employment Agreement with Mr. Hall, effective January 1, 2007, pursuant to which Mr. Hall agreed to serve as chief executive officer of the Company (the “CEO Agreement”). In April 2011, the CEO Agreement was amended and restated (the “2011 Amendment”). The principal changes effected by the 2011 Amendment are as follows:

•

the Company’s obligation to provide severance benefits upon a Change In Control (defined below) will only arise if Mr. Hall’s employment is terminated within 24 months of a Change In Control; i.e., a “double trigger;”

•

no gross-up payments will be made to Mr. Hall in connection with any Code Section 280G taxes that may be owing by him in connection with Change In Control benefits; instead, Mr. Hall may elect to receive either the full amount of his Change in Control benefits or such lesser amount as results in no Code Section 280G excise tax being due; and

•	the term of the CEO Agreement has been extended until December 31, 2016;

The following discussion describes the terms of the CEO Agreement as presently in effect:

The CEO Agreement has a term of five years (expiring December 31, 2016), with automatic one year renewals commencing on the fifth anniversary, and continuing each year thereafter, unless either party provides the other with at least 60 days prior written notice of an intention not to extend the term. Under the CEO Agreement, Mr. Hall is entitled to:

•	an annual base salary of $775,886, subject to adjustment on an annual basis by the Compensation Committee;

•

an annual target bonus under the Company’s executive bonus program equal to 100% of annual base salary, and payable based upon achievement of specified Company and individual objectives. The actual bonus paid may be higher or lower than target based upon over- or under-achievement of these objectives, subject to a maximum actual bonus of 200% of base salary;

•

an annual long-term incentive award with an aggregate value on the date of grant (assuming applicable performance goals will be satisfied at target) at least equal to $7,665,667 minus the sum of base salary and target bonus for the year of grant (the “Annual Incentive Award”). The Annual Incentive Award will be 100% unvested on the date of grant; vesting will depend upon the achievement of performance goals to be determined by the Compensation Committee. The terms and conditions of each Annual Incentive Award will be determined by the Compensation Committee, and will be divided between restricted stock units (RSUs) and stock appreciation rights (SARs). The number of RSUs initially granted each year will be based upon the assumption that specified Company objectives set by the Compensation Committee will be achieved, and may be adjusted so as to be higher or lower than the number initially granted for over- or under-achievement of such specified Company objectives; and

•	all benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability.

In addition, Mr. Hall is entitled to be nominated for election to the board of directors during his employment term, and is entitled to an automobile and driver during the employment term.

Termination and Related Payments — Mr. Hall. Mr. Hall’s employment is at will and may be terminated by him or us upon 60 days’ notice. If we terminate Mr. Hall’s employment involuntarily (other than within 24 months following a Change In Control (defined below)) and without Business Reasons (as defined in the CEO Agreement) or a Constructive Termination (as defined in the CEO Agreement) occurs, or if the Company elects not renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement, then Mr. Hall will be entitled to receive:

•

base salary and paid time off (“PTO”) accrued through the termination date, plus continued base salary for a period of 36 months following the termination date, paid in accordance with the Company’s regular payroll schedule;

•	any earned but unpaid bonus from the prior fiscal year which will be paid at the same time as bonuses for such fiscal year are paid to other Company executives;

•	300% of the average of Mr. Hall’s earned annual bonuses for the three years preceding the year in which the termination date occurs, payable in a lump sum;

•

36 months’ continued vesting in accordance with their terms (including achievement of applicable performance objectives) of all outstanding equity awards (all such awards with an exercise feature will remain exercisable for 30 days following the last day of such 36 month continued vesting period, subject to the maximum term of the award);

•

a lump sum payment in cash equal to the value of any ungranted, but due to be granted Annual Incentive Awards, multiplied by the percentage of such award that would vest within 36 months following termination (i.e., 75% in the case of a four year vesting period); and

•

a monthly payment equal to the monthly COBRA premium payable by Mr. Hall to continue the group health coverage in effect on the date of termination for himself, his spouse and any children until Mr. Hall becomes covered under similar plans or for 36 months following termination, whichever occurs first.

Payment of severance amounts is conditioned upon execution of a general release of claims against the Company and compliance with 36 month non-competition and non-solicitation covenants set forth in the CEO Agreement, and in certain circumstances, payment will be delayed for six months following termination under Code Section 409A.

Within 24 months of a Change In Control, if Mr. Hall’s employment is terminated involuntarily and without Business Reasons or a Constructive Termination occurs, or if the Company elects not renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement, Mr. Hall will be entitled to receive the following:

•	accrued base salary and PTO through the Change In Control date, plus any earned but unpaid bonus from the prior fiscal year, payable upon the Change In Control;

•

an amount equal to three times base salary then in effect plus an amount equal to three times target bonus for the fiscal year in which the Change In Control occurs, payable six months following termination; and

•

a monthly payment equal to the monthly COBRA premium payable by Mr. Hall to continue the group health coverage in effect on the date of termination for himself, his spouse and any children until Mr. Hall becomes covered under similar plans or for 36 months following termination, whichever occurs first.

Immediately upon a Change In Control, Mr. Hall will be entitled to the following:

•	any ungranted, but due to be granted Annual Incentive Awards; and

•	vesting in full of all outstanding equity awards (at target in the case of performance-based equity awards as to which the related performance adjustment has not yet occurred).

Should any payments received by Mr. Hall upon a Change In Control constitute a “parachute payment” within the meaning of Code Section 280G, Mr. Hall may elect to receive either the full amount of his Change In Control payments, or such lesser amount as will ensure that no portion of his severance and other benefits will be subject to excise tax under Code Section 4999 of the Code. Additionally, certain payments may be delayed for six months following termination under Code Section 409A.

The CEO Agreement utilizes the 2003 Plan definition of “Change In Control” which currently provides that a Change In Control will occur when (i) any person becomes the beneficial owner of 50% of our voting securities, (ii) there is a merger or consolidation of Gartner with another company and our outstanding securities represent less than 50% of the voting securities of the combined entity, (iii) there is a completed sale of all or substantially all of our assets and (iv) there is a change in the composition of our Board occurring within a one year period, as a result of which fewer than a majority of the directors on the board remain.

Termination and Related Payments — Other Executive Officers. In the event of termination for cause, voluntary resignation or as a result of death, disability or retirement, no severance benefits are provided. In the event of termination without cause (including in connection with a Change In Control), each of our other executive officers will be entitled to receive the following severance benefits:

•	base salary then in effect for 52 weeks plus any unused PTO not to exceed 25 days (paid in accordance with the Company’s regular payroll schedule); and

•

reimbursement for COBRA premiums to continue group health benefits pursuant to our standard programs for the executive, the executive’s spouse and any children for 12 months after the termination date;

In order to receive severance benefits, the executive officers who are terminated are required to execute and comply with a separation agreement and release of claims in which, among other things, the executive reaffirms his or her commitment to confidentiality and non-competition obligations (that bind all employees for one year following termination of employment) and releases the Company from various employment-related claims. In addition, in the case of Named Executive Officers (other than Mr. Hall), severance will not be paid to any executive who refuses to accept an offer of comparable employment from Gartner or who does not cooperate or ceases to cooperate when being considered for a new position with Gartner, in each case as determined by the Company.

In the event of a Change In Control (as defined in the 2003 Plan), if the executive is terminated without cause within 12 months after the Change In Control, all of the executive’s outstanding equity awards will immediately vest in full (as and when adjusted in the case of performance-based equity awards as to which the related performance adjustment has not yet occurred on termination), and those which are exercisable can be exercised for 12 months following the termination date. Finally, under certain circumstances, payments and release of shares may be delayed for six months following termination under Code Section 409A.

Death, Disability and Retirement. In the case of termination due to death, disability or retirement, each Named Executive Officer is entitled to immediate vesting of all options, PSUs and SARs that would have vested (assuming continued service) during the 12 months following termination, except for PSUs that will automatically vest if, when and to the extent they vest pursuant to a related performance adjustment within 12 months of termination. Additionally, options and SARs remain exercisable for the earlier of the expiration date or one year from the date of termination. In the event of termination for any other reason, any unexercised options and SARs remain exercisable for the earlier of the expiration date or 90 days from the date of termination (excluding any period during which trading is prohibited under our insider trading policy).

We use standard definitions of retirement and disability. Retirement is defined in the 2003 Plan as termination of employment if (i) on the date of termination, the employee is at least 55 years old and has at least 5 years continued service and (ii) the sum of the employee’s age and years of continued service equals at least 65. At December 31, 2010, Messrs. Kutnick and Schwartz qualified for a retirement benefit. Disability is defined in the 2003 Plan as total and permanent disability.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
“Employment Agreements With Executive Officers” above contains a detailed discussion of the payments and other benefits to which our CEO and other Named Executive Officers are entitled in the event of termination of employment or upon a Change In Control, and the amounts payable assuming termination at December 31, 2010 are set forth below. In this event, each Named Executive Officer would also be entitled to receive accrued personal time off (PTO) and the balance in his or her deferred compensation plan account. See the Non-Qualified Deferred Compensation Table below for balances.

Mr. Hall, CEO. The table set forth below quantifies amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to Mr. Hall had his employment been terminated on December 31, 2010 (the “Termination Date”) as a result of (1) involuntary termination without cause and/or constructive termination, (2) death, disability or retirement and (3) a Change In Control. See Outstanding Equity Awards At Fiscal Year End Table below for a list of Mr. Hall’s unvested equity awards at the end of 2010.

Involuntary termination (severance benefits) (1)	Involuntary termination (continued vesting of equity awards) (2)	Total Involuntary termination (1), (2)	Death, disability retirement (acceleration of unvested equity awards) (3)	Change in Control (severance benefits) (4)	Change in Control (acceleration of unvested equity awards) (5)	Total Change in Control (4), (5), (6)

6,006,994	30,384,879	36,391,873	12,602,700	5,974,025	32,547,222	38,521,247

(1)

Represents the sum of (w) three times 2010 base salary, (x) 300% of the average actual bonus paid for the prior three years (2007, 2008 and 2009), (y) unpaid 2010 bonus and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).

(2)

Represents (x) the fair market value using the closing price of our Common Stock on December 31, 2010, or $33.20 (the “Year End Price”) of unvested PSUs that would have vested within 36 months following the Termination Date, plus (y) the spread between the Year End Price and the exercise price for all in-the-money SARs that would have vested within 36 months following the Termination Date, multiplied by the number of such SARs.

(3)

Represents (x) the fair market value using the Year End Price of unvested PSUs that would have vested within 12 months following the Termination Date, plus (y) the spread between the Year End Price and the exercise price for all in-the-money SARs that would have vested within 12 months following the Termination Date, multiplied by the number of such SARs. Mr. Hall was not retirement eligible (as defined by Gartner) at December 31, 2010.

(4)

Represents the sum of (w) three times 2010 base salary, (x) three times 2010 target bonus, (y) unpaid 2010 bonus, and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).

(5)

Represents (x) the fair market value using the Year End Price of all unvested PSUs on the Termination Date (at target in the case of unadjusted 2010 PSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.

(6)	Had Mr. Hall been terminated on December 31, 2010 in connection with a Change In Control, no payments to him would have constituted excess parachute payments under Code Section 280G.

Other Named Executive Officers. The table set forth below quantifies amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to our Named Executive Officers (other than Mr. Hall) had their employment been terminated on December 31, 2010 (the “Termination Date”) as a result of (1) involuntary termination without cause and/or constructive termination, (2) death, disability or retirement and (3) a Change In Control. See Outstanding Equity Awards At Fiscal Year End Table below for a list of unvested equity awards held by each Named Executive Officer at the end of 2010.

Named Executive Officer	Involuntary termination (severance benefits) (1)	Acceleration of unvested equity awards (death, disability or retirement) (2)	Acceleration of of unvested equity awards (Change in Control) (3)	Change in Control) (1,3)

Christopher J. Lafond	457,476	3,512,357	9,071,305	9,528,781
Lewis G. Schwartz	394,890	1,754,411	4,530,413	4,925,303
Per Anders Waern	361,104	1,435,898	4,211,899	4,573,003
Dale Kutnick	366,495	1,754,411	4,530,413	4,896,908

(1)

Represents 12 months’ base salary plus the amount of health insurance premiums for the executive, his spouse and immediate family for 12 months (at premiums in effect on the Termination Date). Since the executive must be employed on the bonus payment date (February 2011) in order to receive earned but unpaid 2010 bonus, in the event of termination on December 31, 2010, 2010 bonus would have been forfeited and, therefore, is excluded. See “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above for these bonus amounts.

(2)

Represents (x) the fair market value using the Year End Price of unvested PSUs that would have vested within 12 months following the Termination Date, plus (y) the spread between the Year End Price and the exercise price of all in-the-money SARs that would have vested within 12 months following the Termination Date, multiplied by the number of such SARs.

(3)

Represents (x) the fair market value using the Year End Price of all unvested PSUs on the Termination Date (at target in the case of unadjusted 2010 PSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.

TERMS OF AWARDS TO EXECUTIVE OFFICERS
Our Compensation Discussion and Analysis contains a detailed description of the terms of our 2010 non-equity cash incentive compensation awards to executive officers (our short-term incentive compensation, or 2010 cash bonus), and the terms of our 2010 equity incentive compensation awards to executive officers (our long-term incentive compensation, or PSU and SAR awards) under “How the Company Determines Executive Compensation” on page 18.

Non-equity incentive compensation. The threshold, target and maximum amounts of the non-equity short-term incentive compensation (cash bonuses) payable to the Named Executive Officers are reported in the Grants of Plan — Based Awards Table, under “Possible Payouts Under Non-Equity Incentive Plan Awards.” As noted in the Compensation Discussion and Analysis, in 2010 we exceeded the target attainment levels for short-term incentive compensation awards, and earned bonuses for executive officers were approximately 186.8% of targeted amounts and were paid in February 2011. These amounts are reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

Equity incentive compensation. The threshold, target and maximum number of PSUs, and the number of SARs, awarded to the Named Executive Officers in 2010 are reported in the Grants of Plan — Based Awards Table under “Possible Payouts Under Equity Incentive Plan Awards.” As noted in the Compensation Discussion and Analysis, in 2010 we exceeded the target attainment level for long-term incentive compensation awards, and the actual number of PSUs eligible to vest, as determined by the Committee, was 173.7% of the targeted amounts and is reported in footnote (2) to the Grants of Plan — Based Awards Table. The grant date fair value for each PSU and SAR award is included in the amounts reported in the “Stock Awards” and “Option Awards” columns, respectively, of the Summary Compensation Table, and in the “Grant Date Fair Value of Stock and Option Awards” column of the Grants of Plan-Based Awards Table. In the case of PSUs, the grant date fair value is based upon the probable outcome of the performance objective as of the grant date, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the risk of forfeitures, which is target grant date award value.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
This table provides information on the each option (including stock appreciation rights or SARs) and stock (including restricted stock and performance restricted stock units or PSUs) award held by each Named Executive Officer at December 31, 2010. All performance criteria associated with these awards (except for the 2010 PSU award (see footnote 4)) have been fully satisfied as of December 31, 2010, and the award is fixed. The market value of the stock awards is based on the closing price of our Common Stock on the New York Stock Exchange on December 31, 2010, which was $33.20 (and not on the closing price on the grant date). Upon exercise of, or release of restrictions on, these awards, the number of shares ultimately issued to each executive will be reduced by the number of shares withheld by Gartner for tax withholding purposes and/or as payment of exercise price.

[table follows on next page]

		Option Awards				Stock Awards
Named Executive Officer		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Eugene A. Hall		785,885		12.11	8/16/14
	(1), (5)	157,605	52,534	21.85	2/15/14	57,483	1,908,436
	(2), (5)	135,730	135,730	18.10	2/15/15	83,676	2,778,043
	(3), (5)		261,423	11.11	2/11/16	325,023	10,790,764
	(4), (5)		215,174	22.06	2/11/17			188,323	6,252,324
Christopher J. Lafond		100,000		12.49	10/21/13
		40,000		12.49	6/7/14
		72,000		14.44	5/15/13
	(1), (5)	43,911	14,636	21.85	2/15/14	16,015	531,698
	(2), (5)	37,830	37,830	18.10	2/15/15	23,323	774,290
	(3), (5)	24,289	72,864	11.11	2/11/16	90,591	3,007,621
	(4), (5)		59,974	22.06	2/11/17			52,490	1,742,668
Lewis G. Schwartz		20,000		11.44	2/3/14
		20,000		12.49	6/7/14
		22,000		14.44	5/15/13
	(1), (5)	21,955	7,318	21.85	2/15/14	8,007	265,832
	(2), (5)	18,892	18,892	18.10	2/15/15	11,646	386,647
	(3), (5)	12,129	36,387	11.11	2/11/16	45,239	1,501,935
	(4), (5)		29,950	22.06	2/11/17			26,212	870,238
Per Anders Waern	(1)					915	30,378
	(2), (5)		18,892	18.10	2/15/15	11,646	386,647
	(3), (5)		36,387	11.11	2/11/16	45,239	1,501,935
	(4), (5)		29,950	22.06	2/11/17			26,212	870,238
Dale Kutnick	(1), (5)		7,318	21.85	2/15/14	8,007	265,832
	(2), (5)	18,892	18,892	18.10	2/15/15	11,646	386,647
	(3), (5)	12,129	36,387	11.11	2/11/16	45,239	1,501,935
	(4), (5)		29,950	22.06	2/11/17			26,212	870,238

(1)	Vest 25% per year commencing 2/15/08.

(2)	Vest 25% per year commencing 2/15/09.

(3)	Vest 25% per year commencing 2/11/10.

(4)

Vest 25% per year commencing 2/11/11. The market value of the Stock Award is presented at target (100%), the amount ultimately awarded could range from 0% to 200% of the target award and the maximum payout value is 200% of target. After certification of the applicable performance metric in February 2011, the amount actually awarded on account of Stock Awards was adjusted to 173.7% of target.

(5)

The amounts shown under Option Awards represent SARs that will be stock-settled upon exercise; accordingly, the number of shares ultimately received upon exercise will be less than the number of SARs held by the executive and reported in this table.

OPTION EXERCISES AND STOCK VESTED TABLE

This table provides information for the Named Executive Officers for options that were exercised, and stock awards that vested and released, during 2010 on an aggregate basis, and does not reflect shares withheld by the Company for exercise price or withholding taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Eugene A. Hall	487,141	6,744,137	491,557	13,189,025
Christopher J. Lafond	243,500	4,066,647	77,613	1,773,868
Lewis G. Schwartz	180,000	3,202,974	38,781	886,368
Per Anders Waern	43,021	405,315	23,319	520,787
Dale Kutnick	158,955	2,229,782	38,781	886,368

(1)	Represents the spread between (i) the market price of our Common Stock at exercise and (ii) the exercise price for all options exercised during the year, multiplied by the number of options exercised.

(2)	Includes restricted stock units awarded in prior years as long-term incentive compensation that released in 2010.

(3)	Represents the number of shares that released during the year multiplied by the market price of our Common Stock on the release date.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The Company maintains a Non-Qualified Deferred Compensation Plan for certain officers and key personnel whose aggregate compensation in 2010 was expected to exceed $230,000. This plan currently allows qualified U.S.-based employees to defer up to 50% of annual salary and/or up to 100% of annual bonus earned in a fiscal year. In addition, in 2010 the Company made a contribution to the account of each Named Executive Officer who deferred compensation equal to the amount of such executive’s contribution (not to exceed 4% of base salary and bonus), less $6,600. Deferred amounts are deemed invested in several independently-managed investment portfolios selected by the participant for purposes of determining the amount of earnings to be credited by the Company to that participant’s account. The Company may, but need not, acquire investments corresponding to the participants’ designations.

Upon termination of employment for any reason, all account balances will be distributed to the participant in a lump sum, except that a participant whose account balance is in excess of $25,000 may defer distributions for an additional year, or elect to receive the balance in 20, 40 or 60 quarterly installments. In the event of an unforeseen emergency (which includes a sudden and unexpected illness or accident of the participant or a dependent, a loss of the participant’s property due to casualty or other extraordinary and unforeseeable circumstance beyond the participant’s control), the participant may request early payment of his or her account balance, subject to approval.

The following table provides information (in dollars) concerning contributions to the Deferred Compensation Plan in 2010 by the participating Named Executive Officers, the Company’s matching contributions, 2010 earnings, aggregate withdrawals and distributions and account balances at year end.

Name	Executive Contributions in 2010 (1)	Company Contributions in 2010 (2)	Aggregate Earnings (loss) in 2010	Aggregate Withdrawals/ Distributions in 2010	Aggregate Balance at 12/31/10

Eugene A. Hall	58,802	52,202	62,334	67,664	501,922
Christopher J. Lafond	27,492	20,892	2	32,298	174,126
Lewis G. Schwartz	24,627	18,027	15,476	—	208,735
Per Anders Waern	21,766	15,166	5,091	—	64,522
Dale Kutnick	21,763	15,163	10,466	—	113,636

(1)	The amount of Executive Contributions is included in the Base Salary and/or Non-Equity Incentive Plan Compensation amounts reported for the Named Executive Officer in the Summary Compensation Table.

(2)

Company Contributions are included in the “All Other Compensation” column of the Summary Compensation Table, and in the “Company Match Under Non-qualified Deferred Compensation Plan” column of the Other Compensation Table for the Named Executive Officers.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2010 regarding the number of shares of our Common Stock that may be issued upon exercise of outstanding options, stock appreciation rights and other rights (including restricted stock, restricted stock units and common stock equivalents) awarded under our equity compensation plans (and, where applicable, related weighted-average exercise price information), as well as shares available for future issuance under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans

Equity Compensation Plans Approved by Stockholders:
Stock Option and Long-Term Incentive Plans (1), (2)	7,408,158	13.29	8,319,187
2002 Employee Stock Purchase Plan			1,445,620
Equity Compensation Plans Not Approved by Stockholders (3)	434,864	9.29

Total	7,843,022	12.79	9,764,807

(1)	Consists of the 1991 Stock Option Plan and the 2003 Long-Term Incentive Plan (2003 Plan).

(2)

With respect to SARs issued under the 2003 Plan, we have calculated, and given effect in the table to, the number of shares of Common Stock that would be issued upon settlement of outstanding in-the-money SARs at December 31, 2010 (2,533,619) using the closing price of our Common Stock at fiscal year end ($33.20). All outstanding options and SARs were in the money at year end.

(3)	Consists of the 1999 Stock Option Plan. No securities remain available for issuance under this plan.

(4)

Since December 31, 2010 to date, 644,572 restricted stock units and 355,911 SARs were awarded to our executive officers and associates under the 2003 Plan, which were issued primarily in connection with the 2011 annual equity award, and 773,273 shares were added back to the 2003 Plan on account of shares withheld for taxes, surrendered to pay exercise price or cancelled awards.

As of April 1, 2011, there were 4,101,879 options and SARs outstanding, with a weighted average exercise price of $16.64 and an average remaining term of 3.7 years. As of the same date, the number of full value shares granted and unvested was 3,096,724 and the number of shares available for future grant was 6,408,182. At the present time, equity awards are only issued under the 2003 LTIP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Based on our review of information on file with the SEC and our stock records, the following table provides certain information about beneficial ownership of shares of our Common Stock as of April 10, 2011 (including shares that will release (RSUs) or become exercisable (options or SARs) within 60 days following April 10, 2011) held by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent (5%) of our Common Stock; (ii) each of our directors (other than common stock equivalents held by directors that will be released upon termination of service); (iii) each Named Executive Officer; and (iv) all directors, Named Executive Officers and other current executive officers as a group. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06902. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table directly own, and have sole voting and investment power with respect to, all shares of Common Stock shown as beneficially owned by them. To the Company’s knowledge, none of these shares has been pledged.

Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned

Michael J. Bingle (1)	4,104	*
Richard J. Bresser (1)	11,914	*
Karen E. Dykstra (1)	21,546	*
Russell P. Fradin (1)	15,498	*
Anne Sutherland Fuchs (1)	27,783	*
William O. Grabe (2)	108,148	*
Stephen G. Pagliuca (3)	134,028	*
James C. Smith (4)	1,023,326	1.1
Jeffrey W. Ubben (5)	7,112,013	7.3
Eugene A. Hall (6)	1,306,662	1.3
Christopher Lafond (7)	258,900	*
Lewis G. Schwartz (8)	78,021	*
Per Anders Waern	—	*
Dale Kutnick (9)	329,250	*
All current directors, Named Executive Officers and other executive officers as a group (21 persons) (10)	11,074,137	11.2
T. Rowe Price Associates, Inc. (11) 100 E. Pratt Street Baltimore, MD 21202	9,987,600	10.3
Baron Capital Group, Inc. (12) 767 Fifth Avenue, New York, NY 10153	9,466,441	9.7
Marathon Asset Management LLP (13) Upper St. Martin’s Lane, London WC2H 9EA UK	7,992,048	8.2
ValueAct Capital Master Fund, L.P. (14) 435 Pacific Avenue, 4th floor, San Francisco, CA 94133	7,112,013	7.3
Blackrock, Inc. (15) 40 East 52nd Street New York, NY 10022	5,717,131	5.9
Royce & Associates, LLC 745 Fifth Avenue, New York, NY 10151	5,584,100	5.7
Morgan Stanley (16) 1585 Broadway, New York, NY 10036	4,906,150	5.0

*	Less than 1%

(1)	Includes 2,783 RSUs that will release on June 3, 2011 (the “2011 Director RSU Award”).

(2)	Includes 21,000 shares issuable upon the exercise of options and the 2011 Director RSU Award.

(3)	Includes 10,000 shares held by a family trust as to which Mr. Pagliuca may be deemed a beneficial owner and the 2011 Director RSU Award.

(4)

Includes the 2011 Director RSU Award, 50,000 shares held by members of Mr. Smith’s immediate family and 211,900 shares held by a family foundation as to which Mr. Smith may be deemed a beneficial owner.

(5)

Includes 22,000 shares issuable upon exercise of options. Also includes the shares owned by ValueAct Capital Master Fund, L.P. as to which Mr. Ubben may be deemed a beneficial owner. Mr. Ubben disclaims beneficial ownership in the ValueAct shares, except to the extent of his pecuniary interest therein.

(6)	Includes 85,885 and 554,669 shares issuable upon the exercise of stock options and stock appreciation rights (“SARs”), respectively.

(7)	Includes 178,865 shares issuable upon the exercise of SARs.

(8)

Includes 60,084 shares issuable upon the exercise of SARs, respectively. Also includes 10 shares held by a member of Mr. Schwartz’ immediate family as to which Mr. Schwartz may be deemed a beneficial owner.

(9)

Includes 24,000 and 67,402 shares issuable upon the exercise of stock options and SARs, respectively. Also includes 10,000 shares held by a family foundation and 101,700 shares in an IRA account as to which Mr. Kutnick may be deemed a beneficial owner.

(10)

Includes 22,873 RSUs that will release, and 201,885 and 1,202,115 shares issuable upon the exercise of stock options and SARs, respectively. Also includes the shares held by ValueAct Capital Master Fund L.P. See footnote 5.

(11)

These shares are owned by various individual and institutional investors, including T. Rowe Price Mid-Cap Growth Fund, Inc. which owns 5,000,000 shares, representing 5.1% of the shares outstanding, for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(12)

Includes shares beneficially owned by Baron Capital Group, Inc. (“BCG”) and Ronald Baron; also includes 9,155,279 shares beneficially owned by BAMCO, Inc. and 311,162 shares beneficially owned by Baron Capital Management, Inc., subsidiaries of BCG.

(13)

Includes shares beneficially owned by Marathon Asset Management LLP (an investment adviser) and by various control persons including M.A.M. Investments Ltd., Marathon Asset Management (Services) Ltd, William James Arah, Jeremy John Hosking and Neil Mark Ostrer, all of whom disclaim beneficial ownership of these shares.

(14)

These shares are owned directly by ValueAct Capital Master Fund, L.P. (the “Fund”) and may be deemed to be beneficially owned by (i) VA Partners I, LLC, the General Partner of the Fund, (ii) ValueAct Capital Management, L.P., the manager of the Fund, (iii) ValueAct Capital Management, LLC, the General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P., the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC, the General Partner of ValueAct Holdings, L.P. Mr. Ubben is a member of the Management Board of ValueAct Holdings GP, LLC and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes shares held by Mr. Ubben. See footnote (5).

(15)	Includes shares held by various subsidiaries of Blackrock, Inc.

(16)	Includes shares beneficially owned, or deemed to be beneficially owned, by various operating units of Morgan Stanley and its subsidiaries and affiliates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. Based solely on our review of the reports received by us, or written representations from certain reporting persons, we believe that all reports were timely filed.

TRANSACTIONS WITH RELATED PERSONS
Gartner is a provider of comprehensive research coverage of the IT industry to approximately 11,600 client organizations, including approximately 400 Fortune 500 companies across 85 countries. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of research or consulting services with entities in which one of our directors, executive officers or a greater than 5% owner of our stock, or immediate family member of any of them, may also be a director, executive officer, partner or investor, or have some other direct or indirect interest. We will refer to these transactions generally as related party transactions.

Our Governance Committee reviews all related party transactions to determine whether any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, has a material direct or indirect interest, or whether the independence from management of our directors may be compromised as a result of the relationship or transaction. Our Board Principles and Practices, which are posted on www.investor.gartner.com, require directors to disclose all actual or potential conflicts of interest regarding a matter being considered by the Board or any of its committees and to excuse themselves from that portion of the Board or committee meeting at which the matter is addressed to permit independent discussion. Additionally, the member with the conflict must abstain from voting on any such matter. The Governance Committee is charged with resolving any conflict of interest issues brought to its attention and has the power to request the Board to take appropriate action, up to and including requesting the involved director to resign. Our Audit Committee and/or Board of Directors reviews and approves all material related party transactions involving our directors in accordance with applicable provisions of Delaware law and with the advice of counsel, if deemed necessary.

The Company maintains a written conflicts of interest policy which is posted on our intranet and prohibits all Gartner employees, including our executive officers, from engaging in any personal, business or professional activity which conflicts with or appears to conflict with their employment responsibilities and from maintaining financial interests in entities that could create an appearance of impropriety in their dealings with the Company. Additionally, the policy prohibits all Gartner employees from entering into agreements on behalf of Gartner with any outside entity if the employee knows that the entity is a related party to a Gartner employee; i.e., that the contract would confer a financial benefit, either directly or indirectly, on a Gartner employee or his or her relatives. All potential conflicts of interest and related party transactions involving Gartner employees must be reported to, and pre-approved by, the General Counsel.

In 2010, there were no related party transactions in which any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, had or will have a direct or indirect material interest.

PROPOSAL TWO:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to stockholder vote to approve the compensation of our Named Executive Officers. The stockholder vote on this resolution is advisory only; it will not be binding on the Compensation Committee, the Board or the Company, nor will it overrule any action taken with respect to executive compensation. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future executive compensation decisions.

The text of the resolution in respect of Proposal No. 2 is as follows:

“Resolved, that the compensation of Gartner’s Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

In considering your vote, stockholders may wish to review with care the information on Gartner’s compensation policies and decisions regarding the Named Executive Officers presented in the Compensation Discussion and Analysis (CD&A) on pages 17 to 24, as well as the information concerning company performance included in the Executive Summary on page 15 and highlights of our Compensation Practices on page 16.

In particular, stockholders should note that the Compensation Committee bases its executive compensation decisions on the following:

•	the need to attract, motivate and retain highly talented, creative and entrepreneurial individuals in a highly competitive industry and market place;

•

the need to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components which have led executives to deliver outstanding performance for the past several years;

•	comparability to the practices of peers in our industry and other comparable companies generally based upon available benchmarking data; and

•	the alignment of our executive compensation programs with stockholder value through heavily weighted performance- based compensation elements.

As noted in the Executive Summary on page 15, 2010 was a year of record achievement for Gartner despite lingering challenging economic conditions, largely as a result of the achievements of our executive leadership team. We achieved Contract Value, EBITDA and Revenue growth of 20%, 21% and 13%, respectively. Additionally, our Common Stock returned 84%, 89% and 157% on a one, three and five year basis, significantly out-performing the S&P 500 and NASDAQ indices for the corresponding periods. The Board believes that Gartner’s executive compensation programs have a proven record of effectively driving superior levels of financial performance, alignment of pay with performance, high ethical standards and attraction and retention of highly talented executives.

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote “FOR” the foregoing resolution to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL THREE:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER
ADVISORY VOTES ON EXECUTIVE COMPENSATION

As further required by Section 14A of the Exchange Act, we are also including in this Proxy Statement a separate resolution subject to stockholder vote to advise whether future periodic advisory votes to approve the compensation of Gartner’s named executive officers should occur once every one, two or three years. The stockholder vote on this proposal is advisory only; it will not be binding on the Compensation Committee, the Board or the Company. However, the Board will take the voting results into consideration when making a determination as to the frequency of future advisory votes, which it will disclose within 150 days following the Annual Meeting.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the stockholders recommend, in an advisory vote, whether a stockholder advisory vote to approve the compensation of Gartner’s named executive officers should occur every one, two or three years.

The following information is provided for your consideration when evaluating the appropriate frequency for an advisory vote:

•	Gartner’s business and strategy have been orderly and consistent for several years.

•	Gartner’s executive compensation programs are heavily weighted toward long-term performance, with the actual payment of a large component of compensation occurring over a four-year time span.

•

The design of Gartner’s executive compensation program has not changed since 2006 in order to retain alignment of compensation with long-term performance objectives. The current annual short-term and long-term incentive plan designs have been in operation for more than five years. Gartner’s current compensation programs are consistent with the longer-term view that the Compensation Committee takes with respect to the most important components of named executive officers’ compensation.

•

A longer period between votes would provide greater opportunity for stockholders and advisory services to evaluate the operation of Gartner’s executive compensation programs, and would facilitate more meaningful dialogue with stockholders regarding the Company’s executive compensation practices.

•	The Board believes that Gartner’s executive compensation programs have proven effective in generating enhanced stockholder value.

For all of these reasons, we believe that an advisory vote on executive compensation every three years is appropriate to provide our stockholders with a more comprehensive view of whether our named executive officers are achieving their objectives.

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote “THREE YEARS”
with respect to how frequently an advisory stockholder vote to approve the compensation of our named executive officers should occur.

PROPOSAL FOUR:

APPROVAL OF THE 2011 EMPLOYEE STOCK PURCHASE PLAN

The stockholders are being asked to approve a new 2011 Employee Stock Purchase Plan (the “ESPP”). Our Board of Directors (the “Board”) has adopted the ESPP, subject to approval from the stockholders at the Annual Meeting. Our current 2002 Employee Stock Purchase Plan (the “Existing ESPP”) will expire in February 2012. If the stockholders approve the ESPP, it would replace the Existing ESPP as of the offering period beginning on September 1, 2011 and no further offerings would be granted under the Existing ESPP. The shares of Common Stock remaining available under the Existing ESPP will be transferred to the new ESPP; no new additional shares will be reserved for issuance under the ESPP. The Board has determined that it is in the best interests of the Company and its stockholders to have an employee stock purchase plan and is asking the Company’s stockholders to approve the new ESPP.

PLAN SUMMARY
The following is a summary of the principal features of the ESPP and its operation. The summary is qualified in its entirety by reference to the ESPP as set forth in Appendix A.

Purpose of the Plan
The purpose of the ESPP is to provide all of our employees and all of the employees of our subsidiaries designated by our Board (collectively, “Participating Companies”) with an opportunity to purchase our Common Stock through payroll deductions. The ESPP is intended to benefit both employees and stockholders. The ESPP gives employees the opportunity to purchase stock at a favorable price and we believe this will assist us in attracting, motivating and retaining valued employees. We believe that stockholders will benefit from the interest of the participating employees in our profitability and that we will benefit from the periodic investments of equity capital provided by ESPP participants.

Administration of the ESPP
The ESPP will be administered by the Board or a committee of the Board (in either case, the “Administrator”). The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to designate separate offerings under the ESPP, to determine eligibility, to adjudicate all disputed claims filed under the ESPP and to establish such procedures it deems necessary for the administration of the ESPP. Subject to the provisions of the ESPP, every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

Shares Subject to the ESPP
The number of shares of our Common Stock which will be offered under the ESPP (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and the like) shall be the number that remain unissued under the Existing ESPP after the purchase on August 31, 2011 (but in no event more than 1,417,755 shares).

Eligibility
Each employee (including executive officers) of Participating Companies on the first day of each Offering Period, will be eligible to participate in an offering under the ESPP, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), and subject to limitations on stock ownership set forth in the ESPP. Directors who are not employees are not eligible to participate in the ESPP. As of April 1, 2011, there were approximately 4,200 employees eligible to participate in the ESPP (including 12 executive officers).

Offering Periods
There are four Offering Periods each year, and each Offering Period under the ESPP extends for a period of three months. The Administrator may change the length of Offering Periods without stockholder approval. The first Offering Period will commence on September 1, 2011, if our stockholders approve the ESPP.

Participation in an Offering/Grant of Purchase Right
To participate in the ESPP, an eligible employee must complete paperwork signing up for the ESPP and authorizing payroll deductions of between 1% and 10% of that participant’s compensation (regular salary, payment for overtime, shift premium, incentive compensation, bonuses and commissions). A participant may not purchase shares under the ESPP at a rate per calendar year in excess of $25,000 (based on the market price on the first day of an Offering Period). Once an employee becomes a participant in the ESPP, the employee will automatically participate in each successive Offering Period until the employee withdraws from the ESPP or the employee’s employment terminates. At the beginning of each Offering Period, each participant is granted a purchase right to purchase shares of our Common Stock. The purchase right is exercised automatically at the end of each Offering Period to the extent of the payroll deductions accumulated during the Offering Period.

Purchase Price
The purchase price for the stock purchased under the ESPP is 95% of the fair market value of our Common Stock on the last day of the Offering Period. Generally, the fair market value of our Common Stock on a given date is the closing price of our Common Stock as reported by the NYSE. On April 1, 2011, the price of our Common Stock was $42.10. The Administrator may, in its discretion, later determine that the purchase price will equal a difference percentage of fair market value. However, in no event shall the purchase price be less than 85% of the lower of (i) the closing price on the first day of the Offering Period, or (ii) the closing price on the last day of the Offering Period.

Shares Purchased
The number of shares of our Common Stock a participant purchases in an Offering Period is determined by dividing the amount of payroll deductions withheld from the participant’s compensation during that Offering Period by the purchase price. Only whole shares may be purchased. Any payroll deductions not applied to the purchase of shares generally will be applied to the purchase of shares in subsequent Offering Periods.

Termination of Employment
Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to remain continuously employed for at least 20 hours per week during the applicable Offering Period, cancels his or her purchase right and participation in the ESPP. Upon cancellation, the payroll deductions credited to the participant’s account will be returned or, in the case of death, given to the persons entitled to the sums as provided in the ESPP, in each case without interest.

Withdrawal
A participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. If a participant withdraws from a particular Offering Period, that participant may not participate again in the same Offering Period.

Changes in Capitalization
If any change is made in our capitalization during an Offering Period, such as a stock split, stock combination or stock dividend, which results in an increase or decrease in the number of shares of our Common Stock outstanding without receipt of consideration by us, appropriate adjustment will be made in the purchase price and in the number of shares subject to purchase rights under the ESPP.

Dissolution or Liquidation
In the event of dissolution or liquidation, the offering period will be shortened by setting a new purchase date and will terminate immediately prior to the completion of the dissolution or liquidation, unless provided otherwise by the Administrator. The new purchase date will be prior to the dissolution or liquidation.

Merger or Asset Sale
In the event of a merger or asset sale (as defined in the ESPP), then the surviving corporation or its parent or subsidiary may assume outstanding rights under the ESPP or substitute similar rights. If no surviving corporation assumes outstanding rights or substitutes similar rights, the Administrator will shorten the offering with respect to which such right relates by setting a new purchase date on which such offering will end. The new purchase date will be prior to the transaction. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing or electronically prior to the date of the merger or Change in Control, that the purchase date has been changed to the new purchase date and that the right will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering.

Amendment and Termination of the ESPP
The Administrator may terminate or amend the ESPP at any time and for any reason, except that the Administrator may not (i) increase the number of shares of our Common Stock available for sale under the ESPP or (ii) materially modify the eligibility for participation in the ESPP without the approval of our stockholders. The ESPP will continue in effect for a term of ten years and, unless terminated sooner, automatically terminate on September 1, 2021. Termination of the ESPP will not affect purchase rights previously granted, except in the case of an acquisition of us.

Federal Income Tax Consequences
The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than 2 years from the first day of the applicable offering and 1 year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.

PARTICIPATION IN PLAN BENEFITS
Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions or other contributions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. As of April 1, 2011, the closing price of our Common Stock was $42.10 per share. For illustrative purposes, the following table sets forth (i) the number of shares of Common Stock that were purchased during 2010 under the Existing ESPP, and (ii) the weighted average price per share paid for such shares.

Name of Individual or Group	Number of Shares Purchased (#	)	Weighted Average Per Share Purchase Price ($)

Eugene A. Hall.	925		25.61
Christopher J. Lafond.	267		24.45
Lewis G. Schwartz	194		30.56
Per Anders Waern	—		—
Dale Kutnick	—		—
All executive officers, as a group	2,240		25.97
All directors who are not executive officers, as a group	—		—
All employees who are not executive officers, as a group	304,874		25.44

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote “FOR”
approval of the 2011 Employee Stock Purchase Plan.

PROPOSAL FIVE:

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP to serve as the Company’s independent auditors for the 2011 fiscal year. Additional information concerning the Audit Committee and its activities with KPMG can be found in the “Audit Committee Report” and the “Principal Accountant Fees and Services” below.

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Ratification by the stockholders of the selection of KPMG is not required by law, the Company’s bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG for stockholder ratification to ascertain stockholders’ views on the matter. Representatives of KPMG will attend the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
During 2010, KPMG performed recurring audit services, including the examination of our annual financial statements, limited reviews of quarterly financial information, certain statutory audits and tax services for the Company. The aggregate fees billed for professional services by KPMG in 2009 and 2010 for various services performed by them were as follows:

Types of Fees	2009	2010

Audit Fees	$2,361,000	$2,187,000
Audit-Related Fees	—	—
Tax Fees	228,000	364,000
All Other Fees	—	—

Total Fees	$2,589,000	$2,551,000

Audit Fees. Audit fees billed for 2009 and 2010 relate to professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements contained in the Company’s Annual Report on Form 10-K, the review of its quarterly financial statements contained in the Company’s Quarterly Reports on Form 10-Q, as well as work performed in connection with statutory and regulatory filings.

Audit-Related Fees. Audit-related fees relate to professional services rendered by KPMG primarily for audit support services. KPMG provided no services in this category in 2009 and 2010.

Tax Fees. Tax fees billed for 2009 and 2010 relate to professional services rendered by KPMG for permissible tax compliance in foreign locations, tax advice, tax planning and tax audits.

All Other Fees. This category of fees covers all fees for any permissible service not included in the above categories. KPMG provided no services in this category in 2009 and 2010.

Pre-Approval Policies. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. KPMG and management report periodically to the Audit Committee regarding the services provided by KPMG in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In the case of permissible tax services, the Audit Committee has approved overall fee amounts for specific types of permissible services (i.e., tax compliance, tax planning and tax audit support) to allow management to engage KPMG expeditiously as needed as projects arise. All services rendered in 2010 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT
Pursuant to its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has reviewed and discussed with management and with KPMG Gartner’s audited consolidated financial statements for the year ended December 31, 2010. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee has received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG that firm’s independence.

Based on the review and discussions noted above, as well as discussions regarding Gartner’s internal control over financial reporting and discussions with Gartner’s Internal Audit function, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2010 be included in Gartner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Richard J. Bressler
Karen E. Dykstra
James C. Smith

April 18, 2011

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote “FOR” ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal 2011.

MISCELLANEOUS

STOCKHOLDER COMMUNICATIONS
Stockholders and other interested parties may communicate with any of our directors by writing to them c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. 10212, Stamford, CT 06904-2212. All communications other than those which on their face are suspicious, inappropriate or illegible will be delivered to the director to whom they are addressed.

AVAILABLE INFORMATION
Our website address is www.gartner.com. The investor relations section of our website is located at www.investor.gartner.com and contains, under the “Corporate Governance” link, current electronic printable copies of our (i) CEO & CFO Code of Ethics which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers, (ii) Code of Conduct, which applies to all Gartner officers, directors and employees, (iii) Board Principles and Practices, the corporate governance principles that have been adopted by our Board and (iv) charters for each of the Board’s standing committees: Audit, Compensation and Governance. This information is also available in print to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR OUR 2012 ANNUAL MEETING
If you want to make a proposal for consideration at next year’s Annual Meeting and have it included in our proxy materials for that meeting, we must receive your proposal by December 21, 2011, it must comply with the requirements of Exchange Act Rule 14a-8 and it must be directed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.

If you want to make a proposal for consideration at next year’s Annual Meeting without having it included in our proxy materials, we must receive your proposal at least 90 days prior to the 2012 Annual Meeting. The proposal must contain: your name and address; the nature of the business to be proposed; a representation that you are a stockholder of record entitled to vote and, if applicable, that you intend to appear in person to introduce the business specified in the notice; a description of all arrangements or understandings between you and any person you intend to nominate for election; any other information regarding your proposal that would be required to be included in a proxy statement under the rules of the SEC had your proposal been made by management; and, if applicable, the consent of each person you intend to nominate to serve as a director. The Company’s bylaws provide that if we give less than 100 days’ notice of the 2012 Annual Meeting, we must receive your proposal within ten days after we give the notice. If we do not receive your proposal by the appropriate deadline, then it may not be brought before the 2012 Annual Meeting. Proposals should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212.

ANNUAL REPORT
A copy of our Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”) has been filed with the Securities and Exchange Commission and is available at www.sec.gov. You may also obtain a copy at www.investor.gartner.com. A copy of the 2010 10-K is also contained in our 2010 Annual Report to Stockholders, which accompanies this Proxy Statement. A copy of the 2010 10-K will be mailed to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.

OTHER BUSINESS
Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the 2010 Annual Meeting of Stockholders. However, if any other matters properly come before the 2010 Annual Meeting, the persons designated by the Company as proxies may vote the shares of Common Stock they represent in their discretion.

By Order of the Board of Directors

Stamford, Connecticut	Lewis G. Schwartz
April 18, 2011	Corporate Secretary

APPENDIX A

GARTNER, INC.

2011 EMPLOYEE STOCK PURCHASE PLAN

Effective as of September 1, 2011

The following constitute the provisions of the 2011 Employee Stock Purchase Plan of Gartner, Inc.

1.	PURPOSE.

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Plan shall be construed in furtherance of qualifying the Plan under Section 423 of the Code. The Plan shall be effective for the Offering Period beginning on September 1, 2011 subject to the affirmative vote of the holders of a majority of the shares of Common Stock that are present in person or by proxy and entitled to vote at the 2011 Annual Meeting of Stockholders of the Company.

2.	DEFINITIONS.
(a)	“Administrator” shall mean the Board or the committee of the Board appointed to administer the plan pursuant to Section 13 hereof.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)	“Common Stock” shall mean the common stock, par value $.0005, of the Company.

(e)	“Company” shall mean Gartner, Inc.

(f)

“Compensation” shall mean all base straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and commissions, but shall exclude all other forms of remuneration (including non-cash remuneration). The Administrator, in its discretion, may (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.432-2(f)) establish a different definition of Compensation for all options to be granted for any Offering that has not yet commenced.

(g)	“Designated Subsidiaries” shall mean the Subsidiaries that have been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(h)

“Employee” shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code or an employee of a Designated Subsidiary outside the United States. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the date three months and one day from the start of such leave.

(i)	“Enrollment Date” shall mean the first day of each Offering Period.

(j)	“Exercise Date” shall mean the last day of each Offering Period.

(k)

“Fair Market Value” means the closing per share selling price for Shares on the New York Stock Exchange on the relevant date, or if there were no sales on such date, the closing sales price on the immediately preceding trading date, in either case as reported by The Wall Street Journal or such other source selected in the discretion of the Administrator (or its delegate). Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Administrator (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(l)

“Offering” means an offer under this Plan of an option that may be exercised during the period described in Section 4. For purposes of the Plan, all eligible Employees will be deemed to participate in the same Offering unless the Administrator otherwise determines that eligible Employees of one or more Designated Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3).

(m)

“Offering Period” shall mean, a period of approximately three (3) months, commencing on the first Trading Day on or after March 1, June 1, September 1 and December 1 and terminating on the last Trading Day in the period ending the following May 31, August 31, November 30 and January 31, respectively, during which options granted pursuant to the Plan may be exercised. The duration, commencement and termination of Offering Periods may be changed by the Administrator pursuant to Section 4 of the Plan.

(n)	“Participant” shall mean an Employee who elects to participate in the Plan for the applicable Offering Period.

(o)	“Plan” shall mean this 2011 Employee Stock Purchase Plan, as amended from time to time.

(p)

“Purchase Price” shall mean an amount equal to ninety-five (95%) of the Fair Market Value of a share of Common Stock on the Exercise Date. For any Offering that has not yet commenced, the Administrator, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, may determine that the Purchase Price will equal a different percentage of Fair Market Value. However, in no event shall the Purchase Price be less than eighty-five percent (85%) of the lower of:

(a) the closing price per share of Common Stock on the New York Stock Exchange on the applicable Enrollment Date; or

(b) the closing price per share of Common Stock on the New York Stock Exchange on the applicable Exercise Date.

(q)

“Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(r)

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(s)	“Trading Day” shall mean a day on which the New York Stock Exchange is open for trading.

(t)

“Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.	ELIGIBILITY.
(a)

Any Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan, except as otherwise provided in this Section 3 of the Plan.

(b)

Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time, as same shall automatically be adjusted if this dollar amount set forth in the Code is adjusted.

(c)

The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, that an Employee shall not be an eligible Employee if he or she: (i) has not completed a required length of service with the Company, if any, as such length may be determined by the Administrator in its discretion (such length of required service not to exceed two (2) years), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee under Section 414(q) of the Code, (v) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the 1934 Act, provided any exclusion be applied with respect to an individual Offering in a manner complying with Treasury Regulation Section 1.423-2(e)(2)(ii). Further, and notwithstanding the foregoing, Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

4.	OFFERING PERIODS.

The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 1, June 1, September 1 and December 1 each year. The Administrator, in its discretion, shall have the power: (i) to change the duration, commencement and termination of each Offering Period if such change is announced prior to the scheduled beginning of the Offering Period, and (ii) to implement overlapping Offering Periods. Notwithstanding any contrary provision of the Plan, no Offering Period under the Plan shall have a duration longer than twenty-seven (27) months.

5.	PARTICIPATION.
(a)

An eligible Employee may become a Participant in the Plan for an Offering by, prior to the applicable Enrollment Date, completing a subscription agreement in such form and manner as the Company may specify from time to time.

(b)

Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

6.	PAYROLL DEDUCTIONS.
(a)

At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1%) and not exceeding ten percent (10%) (or such greater or lesser percentage or dollar amount that the Administrator may establish from time to time, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) of the Compensation that he or she receives on each pay day during the Offering Period. If permitted by the Administrator, a Participant instead may elect to have a specific amount withheld or to contribute a specific amount, in dollars or in the applicable local currency, subject to such uniform and nondiscriminatory rules (or as otherwise permitted by Treasury Regulation Section 1.423-2) as the Administrator in its discretion may specify.

(b)	All payroll deductions made for a Participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only.

(c)

A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. A Participant may not change his or her payroll deduction rate, either by increasing or decreasing such rate, more than once during an Offering Period. The Administrator may, in its discretion, adjust the number of participation rate changes permitted during any Offering Period. The change in rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A Participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code as the same may be amended and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Period”) that the aggregate of all payroll deductions that were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Period equal $23,750, as the same shall automatically be adjusted if the dollar amount set forth in the Code is adjusted. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

7.	GRANT OF OPTION.

On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $25,000 by the number of Offering Periods per year, as the same shall be automatically adjusted upon any adjustments in the dollar amount set forth in the Code, by the Fair Market Value of a share of Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8.	EXERCISE OF OPTION.

Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other monies left over in a Participant’s account after the Exercise Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

9.	DELIVERY.

As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall have the shares purchased upon the exercise of the option listed in street name with a brokerage company of the Company’s choice (the “Broker of Deposit”).

10.	WITHDRAWAL; TERMINATION OF EMPLOYMENT.
(a)

A Participant may withdraw all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the end of the month preceding the last month of the Offering Period by giving written notice to the Company in the form maintained by the Company from time to time. All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal without interest and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement. A Participant may not make a partial withdrawal of payroll deductions.

(b)

Upon a Participant’s ceasing to be an Employee (as defined in Section 2(h) hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to exercise the option will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such Participant’s option will be automatically terminated.

11.	INTEREST.

No interest shall accrue on the payroll deductions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all participants in the relevant Offering except to the extent otherwise permitted by Section 1.423-2(f) of the Treasury Regulations.

12.	STOCK.
(a)

The maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be the number that remain unissued under the Company’s 2002 Employee Stock Purchase Plan immediately after the purchase on August 31, 2011 (but in no event more than 1,417,755 shares), subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)	The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c)

Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse as specified in the Participant’s subscription agreement.

13.	ADMINISTRATION.
(a)

Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

(b)

Powers of Administrator. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(1)

To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

	(2)	To determine the form and manner for Participants to make elections under the Plan;

	(3)	To determine, subject to the terms of the Plan, the terms and conditions of each option, Offering and Offering Period under the Plan;

	(4)	To determine any and all considerations affecting the eligibility of any Employee to become a Participant or to remain a Participant in the Plan;

	(5)	To cause an account or accounts to be maintained for each Participant and establish rules for the crediting of contributions and/or shares to the account(s);

	(6)	To determine the time or times when, and the number of shares for which, options shall be granted;

	(7)	To establish and revise an accounting method or formula for the Plan;

	(8)	To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

	(9)	To determine the status and rights of Participants and their Beneficiaries or estates;

	(10)	To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

	(11)	To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(12)

To adopt such procedures and subplans (which need not qualify under Section 423 of the Code) as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

(13)

To determine that, to the extent permitted by Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) will be less favorable than the terms of options granted under the Plan or the same Offering to Employees resident in the United States;

(14)

To designate separate Offerings for the Employees of one or more Designated Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering; and

(15)

To delegate to any one or more of its members or to any other person including, but not limited to, employees of the Company and any Designated Subsidiary, severally or jointly, the authority to perform for and on behalf of the Administrator one or more of the functions of the Administrator under the Plan.

14.	DESIGNATION OF BENEFICIARY.
(a)

A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)

The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	TRANSFERABILITY.

Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.	USE OF FUNDS.

The Company (or Designated Subsidiary) may use all payroll deductions received or held by the Company or any Designated Subsidiary under the Plan for any corporate purpose, and the Company (or Designated Subsidiary) shall not be obligated to segregate such payroll deductions, except as otherwise required by law.

17.	REPORTS.

Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
(a)

Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any change in the Common Stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c)

Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period(s) then in progress by setting a new Exercise Date (the “New Exercise Date”) or to cancel each outstanding right to purchase and refund all sums collected from Participants during the Offering Period(s) then in progress. If the Board shortens the Offering Period(s) then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period(s) as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock upon the sale of assets or merger.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.	AMENDMENT OR TERMINATION.
(a)

The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), or the Listing Standards, the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)

Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, designate separate Offerings, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common

Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

20.	NOTICES.
All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	CONDITIONS UPON ISSUANCE OF SHARES.
(a)

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

(c)

At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee. Further, the Company or its Designated Subsidiaries may satisfy its withholding obligations, if any, through any of the means set forth in the applicable subscription agreement to the extent permitted by Section 1.423-2(f) of the Treasury Regulations of the Code.

22.	TERM OF PLAN.
The Plan shall continue in effect for a term of ten (10) years from its original effective date of September 1, 2011 unless sooner terminated under Section 19 hereof.

23.	ADDITIONAL RESTRICTIONS OF RULE 16b-3.
The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.	RULES FOR FOREIGN JURISDICTIONS.
(a)

The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate differences in local law, tax policy or custom. Without limiting the generality of the foregoing, rules and procedures may be adopted regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary depending on location.

(b)

The Administrator may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, without affecting the terms of this Plan as in effect for any other purpose, (including supplements, amendments, restatements and alternative versions designed to be outside the scope of Section 423 of the Code), provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

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GARTNER, INC. ATTN: INVESTOR RELATIONS 56 TOP GALLANT ROAD STAMFORD, CT 06904-2212
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GARTNER, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 4 and 5:

1.	Election of Directors
Nominees:
	To be elected for terms expiring in 2012:	For	Against	Abstain

	1a. Michael J. Bingle	☐	☐	☐			For	Against	Abstain

	1b. Richard J. Bressler	☐	☐	☐	2.	To approve, by non-binding vote, executive compensation.	☐	☐	☐

	1c. Karen E. Dykstra	☐	☐	☐	The Board of Directors recommends you vote for	1 Year	2 Years	3 Years	Abstain
THREE (3) years:

	1d. Russell P. Fradin	☐	☐	☐	3.	To recommend, by non-binding vote, the ☐	☐	☐	☐
frequency of executive compensation votes.

	1e. Anne Sutherland Fuchs	☐	☐	☐			For	Against	Abstain

	1f. William O. Grabe	☐	☐	☐	4.	To approve the 2011 Employee Stock Purchase Plan.	☐	☐	☐

	1g. Eugene A. Hall	☐	☐	☐	5.	Ratify the appointment of KPMG as our independent registered public accounting firm for fiscal 2011.	☐	☐	☐
	1h. Stephen G. Pagliuca	☐	☐	☐
NOTE: Such other business as may properly come
	1i. James C. Smith	☐	☐	☐	before the meeting or any adjournment thereof.

	1j. Jeffrey W. Ubben	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

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M33160-P07906

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF GARTNER, INC.

The undersigned hereby appoints Eugene A. Hall, Christopher J. Lafond and Lewis G. Schwartz, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gartner, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such others business as may properly come before the Annual Meeting of Stockholders of Gartner, Inc. to be held June 2, 2011 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR 3 YEARS UNDER PROPOSAL 3, FOR PROPOSAL 4 AND FOR PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)